================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             CALLAWAY GOLF COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            [LOGO OF CALLAWAY GOLF]

                                          March 17, 1998

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of the Shareholders of Callaway Golf Company, which will be held on Thursday, April 23, 1998 at 2081 Faraday Avenue, Carlsbad, California 92008 (near the Company's headquarters), commencing at 10:00 a.m. A map is provided on the back page of these materials for your reference. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

  At the meeting, in addition to electing 11 directors, your Board is asking shareholders to approve an amendment to the Callaway Golf Company 1996 Stock Option Plan and to approve the adoption of the Callaway Golf Company 1998 Stock Incentive Plan. These proposals are fully set forth in the accompanying proxy statement which you are urged to read thoroughly. For the reasons set forth in the proxy statement, your Board of Directors recommends a vote "FOR" each of the proposals.

  It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

  Thank you for your cooperation.

                                          Sincerely,

                                          /s/ Ely Callaway
                                          ---------------------
                                          Ely Callaway
                                          Chairman of the Board

                             CALLAWAY GOLF COMPANY
                              2285 RUTHERFORD ROAD
                           CARLSBAD, CALIFORNIA 92008

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          MEETING DATE: APRIL 23, 1998

TO OUR SHAREHOLDERS:

  The Annual Meeting of the Shareholders of Callaway Golf Company, a California corporation (the "Company"), will be held at 2081 Faraday Avenue, Carlsbad, California 92008 (near the Company's headquarters), commencing at 10:00 a.m., on April 23, 1998, to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

    1. To elect 11 directors to the Company's Board of Directors to serve for one-year terms.

    2. To approve an amendment to the Callaway Golf Company 1996 Stock Option Plan, in order to increase the number of shares of the Company's Common Stock reserved for issuance upon the exercise of options granted or to be granted under this plan by 3,000,000 shares, to an aggregate of 6,000,000 shares, and to provide that the exercise price per share of each option granted under the plan will be not less than the fair market value of such share on the option grant date.

    3. To approve the adoption of the Callaway Golf Company 1998 Stock Incentive Plan, under which the Board of Directors will have the authority to issue stock options, restricted stock, and other stock-based awards or benefits to officers, employees, consultants and advisors of the Company and its subsidiaries. This plan will authorize and reserve for issuance 500,000 shares of the Company's Common Stock which may be issued pursuant to the terms of the plan.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on February 24, 1998 as the record date for determination of shareholders entitled to vote at the Annual Meeting or any adjournments thereof, and only record holders of Common Stock at the close of business on that day will be entitled to vote. At the record date, 74,680,325 shares of Common Stock were issued and outstanding.

  TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.

  If you plan to attend the Annual Meeting in person, we would appreciate your response by indicating so at the appropriate place on the proxy card enclosed.

                                         By Order of the Board of Directors,

                                         /s/ Steven C. McCracken
                                         -----------------------
                                         Steven C. McCracken
                                         Secretary
Carlsbad, California
March 17, 1998

                             CALLAWAY GOLF COMPANY
                             2285 RUTHERFORD ROAD
                          CARLSBAD, CALIFORNIA 92008

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                         MEETING DATE: APRIL 23, 1998

  This Proxy Statement is being sent on or about March 17, 1998 in connection with the solicitation of proxies by the Board of Directors of Callaway Golf Company, a California corporation (the "Company" or "Callaway Golf"). The proxies are for use at the 1998 Annual Meeting of the Shareholders of the Company, which will be held at 2081 Faraday Avenue, Carlsbad, California 92008 (near the Company's headquarters), on April 23, 1998, commencing at 10:00 a.m., and at any meetings held upon adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on February 24, 1998 (the "Record Date"). Only holders of record of the Company's Common Stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

  A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible, in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any shareholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting for the 11 nominees for election as directors as set forth in this Proxy Statement, for the proposal to amend the Callaway Golf Company 1996 Stock Option Plan, for the proposal to adopt the Callaway Golf Company 1998 Stock Incentive Plan, and as recommended by the Board of Directors, in its discretion, with regard to all other matters which may properly come before the Annual Meeting. The Company does not currently know of any such other matters.

  At the Record Date, there were 74,680,325 shares of the Company's Common Stock outstanding. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote. No other voting securities of the Company were outstanding at the Record Date.

  Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, which votes may be cast for one candidate or distributed among two or more candidates. For cumulative voting rights to be applicable, one or more shareholders must give notice at the Annual Meeting of the intention to cumulate votes prior to the voting. The 11 nominees for director receiving the highest number of votes at the Annual Meeting will be elected. Unless instructed otherwise, the shares represented by proxies to management will be voted in the discretion of management so as to elect the maximum number of management nominees which may be elected by cumulative voting (if applicable).

  The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained the firm of D. F. King & Co., Inc. to assist, if necessary, in the solicitation of proxies for a fee of approximately $10,000 plus out-of-pocket expenses.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

  The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of February 20, 1998 (except as otherwise noted) by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director who is standing for re-election, (iii) each of the executive officers named in the Summary Compensation Table appearing elsewhere in this Proxy Statement (the "Summary Compensation Table") and (iv) all directors standing for re-election and executive officers as a group.

                                                 SHARES BENEFICIALLY OWNED
                 NAME AND ADDRESS OF             -------------------------
                BENEFICIAL OWNER(/1/)               NUMBER         PERCENT
                ---------------------            ---------------   -------
      Sanwa Bank California,                           5,300,000       7.1%
       Trustee for the Callaway Golf
       Company Grantor Stock Trust(/2/)
       Institutional Trust & Investments
       601 S. Figueroa Street, W10-1
       Los Angeles, California 90017
      Ely Callaway(/3/)                                  627,899         *
      Donald H. Dye(/4/)                                 588,395         *
      William C. Baker(/5/)                                8,901         *
      Vernon E. Jordan, Jr.                                1,000         *
      Bruce Parker(/6/)                                  288,420         *
      Aulana L. Peters(/7/)                               40,200         *
      Frederick R. Port(/8/)                              15,600         *
      Richard Rosenfield(/9/)                            101,100         *
      William A. Schreyer(/10/)                           94,000         *
      Elmer Ward(/11/)                                    24,105         *
      Charles J. Yash(/12/)                              233,705         *
      John Duffy(/13/)                                   671,925         *
      Richard C. Helmstetter(/14/)                     1,051,375       1.4%
      All directors and executive officers as a
       group (15 persons)(/15/)                        3,961,544       5.2%

--------

*  Less than one percent.

 (1) Except as otherwise indicated, the address for all persons shown on this table is c/o the Company, 2285 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the shareholders named in this table have sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder.

 (2) The Callaway Golf Company Grantor Stock Trust ("GST") holds Company Common Stock pursuant to a trust agreement creating the GST in connection with the prefunding of certain obligations of the Company under various employee benefit plans. Both the GST and the Trustee disclaim beneficial ownership of the shares of Common Stock. The Trustee has no discretion in the manner in which the Company's Common Stock held by the GST will be voted. The trust agreement provides that employees who hold unexercised options as of the Record Date under the Company's stock option plans and employees who have purchased stock under the Company's 1995 Employee Stock Purchase Plan during the twelve months preceding the Record Date will, in effect, determine the manner in which shares of the Company's Common Stock held in the GST are voted. The Trustee will vote the Common Stock held in the GST in the manner directed by those employees who submit voting instructions for the shares.

     The number of shares as to which any one employee can direct the vote will depend upon how many employees submit voting instructions to the Trustee. If all employees entitled to submit such instructions do so, as of February 24, 1998, the executive officers named in the Summary Compensation Table would have the right to direct the vote of the following share amounts: Ely Callaway--74,180, Donald H. Dye--623,112, Bruce Parker--148,360, Richard C. Helmstetter--482,170, John Duffy--169,130 and all executive officers as a group--2,065,321. If less than all of the eligible employees submit voting instructions, then the foregoing amounts would be higher. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and not disclosed to any person including the Company.

 (3) Includes 300,000 shares held by the Ely R. Callaway, Jr. Trust (the "Callaway Trust") for which Ely Callaway and Donald H. Dye are co-trustees, each with voting and dispositive powers over such shares. Mr. Dye disclaims beneficial ownership of the shares held by the Callaway Trust. Also includes 41,157 shares held by Cindy Callaway, Mr. Callaway's spouse. Also includes 50,000 shares issuable upon the exercise of options held by Mr. Callaway, which are currently exercisable or become exercisable on or before April 20, 1998. Also includes 80,275 shares held by the Callaway Golf Company Foundation, a charitable foundation, which currently are voted by Mr. Callaway in his capacity as President of the Callaway Golf Company Foundation. Also includes 130,180 shares held by the Cindy and Ely Callaway Family Foundation, a charitable foundation, which currently are voted by Mr. Callaway in his capacity as President of the Cindy and Ely Callaway Family Foundation. Mr. Callaway disclaims beneficial ownership of all shares held by the Callaway Golf Company Foundation and the Cindy and Ely Callaway Family Foundation. Also includes 10,000 shares which do not vest and are restricted as to sale or transfer until January 1, 2003.

 (4) Does not include 300,000 shares held by the Callaway Trust for which Ely Callaway and Donald H. Dye are co-trustees, each with voting and dispositive powers over such shares. Mr. Dye disclaims beneficial ownership of the shares held by the Callaway Trust. Includes 200,000 shares issuable upon the exercise of options held by Mr. Dye, which are currently exercisable or become exercisable on or before April 20, 1998. Also includes 9,150 shares which are held by Mr. Dye's spouse. Also includes 64,036 shares held by the Dye Family Foundation, a charitable foundation, which currently are voted by Mr. Dye in his capacity as President of the Dye Family Foundation. Mr. Dye disclaims beneficial ownership of all shares held by the Dye Family

     Foundation. Also includes 20,000 shares which do not vest and are restricted as to sale or transfer until January 1, 2003.

 (5) Includes 8,000 shares issuable upon exercise of options held by Mr. Baker, which are currently exercisable or become exercisable on or before April 20, 1998. Includes 50 shares held by Mr. Baker's spouse.

 (6) Includes 270,000 shares issuable upon exercise of options held by Mr. Parker, which are currently exercisable or become exercisable on or before April 20, 1998. Also includes 10,000 shares which do not vest and are restricted as to sale or transfer until January 1, 2003.

 (7) Includes 200 shares owned jointly with Mrs. Peters' spouse, Bruce F. Peters. Also includes 40,000 shares issuable upon exercise of options held by Mrs. Peters, which are currently exercisable or become exercisable on or before April 20, 1998.

 (8) Includes 5,600 shares held by the Linda and Fred Port Family Foundation, a charitable foundation, of which Mr. Port shares the power to vote and dispose of such shares in his capacity as an officer and director of the Linda and Fred Port Family Foundation. Mr. Port disclaims beneficial ownership of all shares held by the Linda and Fred Port Family Foundation. Also includes 10,000 shares held by Mr. Port which do not vest and are restricted as to sale or transfer until January 1, 2003.

 (9) Includes 84,000 shares issuable upon exercise of options held by Mr. Rosenfield, which are currently exercisable or become exercisable on or before April 20, 1998. Includes 3,000 shares held in a trust for the benefit of Mr. Rosenfield's children and 50 shares held by Mr. Rosenfield's spouse.

(10) Includes 84,000 shares issuable upon exercise of options held by Mr. Schreyer, which are currently exercisable or become exercisable on or before April 20, 1998.

(11) Includes 23,400 shares issuable upon exercise of options held by Mr. Ward, which are currently exercisable or become exercisable on or before April 20, 1998.

(12) Includes 220,000 shares issuable upon exercise of options held by Mr. Yash, which are currently exercisable or become exercisable on or before April 20, 1998. Also includes 10,000 shares which do not vest and are restricted as to sale or transfer until January 1, 2003.

(13) Includes 359,900 shares held in a revocable trust, of which Mr. Duffy and his wife are co-trustees. Also includes 312,000 shares issuable upon the exercise of options held by Mr. Duffy, which are currently exercisable or become exercisable on or before April 20, 1998.

(14) Includes 695,000 shares issuable upon exercise of options held by Mr. Helmstetter, which are currently exercisable or become exercisable on or before April 20, 1998. Also includes 266,500 shares held by immediate family members, both directly and through trusts in which Mr. Helmstetter or his family members have an interest. Also includes 89,875 shares held by the Helmstetter Family Foundation, a charitable foundation, of which Mr. Helmstetter shares the power to vote and dispose of such shares in his capacity as an officer and director of the Helmstetter Family Foundation. Mr. Helmstetter disclaims beneficial ownership of all shares held by the Helmstetter Family Foundation.

(15) Includes 2,176,400 shares issuable upon exercise of options held by these individuals, which are currently exercisable or become exercisable on or before April 20, 1998. Also includes 70,000 shares which do not vest and are restricted as to sale or transfer until January 1, 2003.

                             ELECTION OF DIRECTORS

  The Board of Directors has determined that the 11 directors named below will be nominated for election as directors at the Annual Meeting. Each nominee has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve as director if elected.

  The persons named in the accompanying form of proxy have advised the Company that they intend at the Annual Meeting to vote the shares covered by the proxies for the election of the nominees named below. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

  The nominees for election as directors at the Annual Meeting are set forth below.

                                       POSITIONS WITH                 DIRECTOR
           NAME                          THE COMPANY                   SINCE
           ----                        --------------                 --------
       Ely Callaway       Founder, Chairman, Chief of Advertising,      1982
                          Press and Public Relations, and Director
       Donald H. Dye         President, Chief Executive Officer         1982
                                        and Director
     William C. Baker                     Director                      1994
   Vernon E. Jordan, Jr.                  Director                      1997
       Bruce Parker       Senior Executive Vice President, Domestic     1996
                             Sales, Chief Merchant and Director
     Aulana L. Peters                     Director                      1996
     Frederick R. Port        Senior Executive Vice President,          1995
                              International Sales, and Director
    Richard Rosenfield                    Director                      1994
    William A. Schreyer                   Director                      1994
        Elmer Ward        Manager, Apparel Licensing, and Director      1992
      Charles J. Yash    Executive Vice President and Director, and     1996
                           President and Chief Executive Officer,
                                 Callaway Golf Ball Company

  For additional biographical information concerning these individuals, see "Biographical Information."

  The Company's Board of Directors met nine times during 1997. Each of the Company's directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which he or she served during 1997, except for Mr. Jordan who attended 71% of such meetings.

  All directors of the Company hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

  Directors who are not employees of the Company receive $24,000 per year in cash compensation, plus reimbursement of expenses. Non-employee directors of the Company are also entitled to receive the current products of the Company, free of charge, for their own personal use and the use of their immediate family members living at home. In 1997, the wholesale value of products received ranged from zero to approximately $3,200 per non-employee director. In addition, the non-employee directors participate in the Callaway Golf Company Non-Employee Directors Stock Option Plan (the "Director Plan"), which was approved by the shareholders at the Company's 1993 Annual Meeting. Pursuant to the Director Plan, non-employee directors are automatically granted stock options to purchase 80,000 shares of Common Stock upon initial election or appointment to the Board at an exercise price equal to (i) $10.00 per share of Common Stock, if elected or appointed prior to January 1, 1993,
(ii) 75% of the fair market value of the Common Stock on the date of initial election or appointment, if elected or appointed on or after January 1, 1993 through April 17, 1996, or (iii) the fair market value of the Common Stock on the date of such initial election or appointment, if elected or appointed after April 17, 1996. Thereafter, each non-employee director automatically receives, on each even-numbered anniversary of such initial election or appointment (provided such person is continuing for at least one year thereafter), an additional grant of stock options to purchase 8,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of each such subsequent grant. All options granted under the Director Plan vest 50% on the first anniversary of the date of grant and 50% on the second anniversary, provided in each case the optionee remains as a director on such vesting dates. A maximum of 840,000 shares have been approved for issuance in the aggregate pursuant to stock options granted under the Director Plan, and no individual director may receive options to purchase more than 120,000 shares thereunder.

  The Company has an Executive and Compensation Committee consisting of Messrs. Callaway (Chair), Rosenfield (Vice Chair), Baker, Dye, Jordan and Schreyer and Mrs. Peters. The Executive and Compensation Committee makes decisions or recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company. The Executive and Compensation Committee met six times during 1997. Mr. Callaway and Mr. Dye do not participate in Executive and Compensation Committee decisions related to their own or the other's compensation. Mrs. Peters does not participate in decisions relating to compensation which is intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code; decisions relating to the setting of targets or certifying the attainment of targets under performance-based compensation plans; or decisions relating to the approval or grant of stock awards intended to be exempt under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

  The Board of Directors also has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent accountants. The Audit Committee met three times during 1997. The Audit Committee consists of Mr. Baker (Chair) and Mrs. Peters.

BIOGRAPHICAL INFORMATION

  Ely Callaway, 78, Founder, has served as Chairman of the Board of the Company since the Company's formation in 1982 and also currently serves as the Company's Chief of Advertising, Press and Public Relations and Chairman of the Executive and Compensation Committee. He served as Chief Executive Officer from 1982 to May 1996. From 1974 to 1981, Mr. Callaway founded and operated Callaway Vineyard and Winery in Temecula, California, until it was sold. From 1946 to

1973, Mr. Callaway worked in the textile industry, where he served as a Divisional President of several major divisions of Burlington Industries, Inc., and in 1968 was elected Corporate President and Director of Burlington, which at the time was the world's largest textile company. Prior to 1945, Mr. Callaway served a five-year tour of duty in the U.S. Army Quartermaster Corps. Mr. Callaway is a 1940 graduate of Emory University.

  Donald H. Dye, 55, serves as President and Chief Executive Officer of the Company. He has served as Chief Executive Officer since May 1996, as President since 1993, and as a Director of the Company since its formation in 1982. He served as Chief Operating Officer from October 1991 until May 1996, as Secretary from 1982 until 1994, as Vice Chairman of the Board from October 1991 to April 1993, and as General Counsel from 1991 until 1994. From 1973 to 1991, Mr. Dye was in the private practice of law in Riverside, California. During that period, he provided legal services to Callaway Vineyard & Winery, Mr. Callaway and the Company. Prior to 1973, Mr. Dye served five years in the U.S. Air Force as a member of the Judge Advocates General Corps. Mr. Dye is a 1967 graduate of UCLA School of Law.

  William C. Baker, 64, has served as a Director of the Company since January 1994 and is Chairman of the Audit Committee. He is currently Chairman and Chief Executive Officer of The Santa Anita Companies, Inc., a subsidiary of Meditrust Operating Company. He was Chairman of Santa Anita Realty Enterprises, Inc. from April 1996 to November 1997. He was Chairman, President and Chief Executive Officer of Santa Anita Operating Company from August 1996 to November 1997. He was President and Chief Operating Officer of Red Robin International, Inc. (a restaurant chain) from May 1993 to May 1995, and Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc. from August 1992 to December 1995. Mr. Baker was the principal shareholder and Chief Executive Officer of Del Taco, Inc. from 1977 until 1988 when that business was sold. He also serves as a director of Meditrust Operating Company and Public Storage, Inc. Mr. Baker received his law degree from the University of Texas in 1957.

  Vernon E. Jordan, Jr., 62, has served as a Director of the Company since July 1997. Mr. Jordan is a senior partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, having joined the firm in 1982. Currently, Mr. Jordan serves as a member of the Board of Directors of American Express Company, Bankers Trust Company, Bankers Trust New York Corporation, Chancellor Media Corporation, Dow Jones and Company, Inc., J.C. Penney Company, Inc., Revlon Group, Revlon, Inc., Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation. Prior to 1982, Mr. Jordan held the following positions: President and Chief Executive Officer of the National Urban League; Executive Director of the United Negro College Fund; Director of the Voter Education Project of the Southern Regional Council; Attorney-Consultant, U.S. Office of Economic Opportunity; Assistant to the Executive Director of the Southern Regional Council; Georgia Field Director of the National Association for the Advancement of Colored People; and an attorney in private practice in Arkansas and Georgia. In addition, Mr. Jordan also served as the Chairman of the Clinton Presidential Transition Team in 1992. Mr. Jordan is a 1957 graduate of DePauw University and received his J.D. from the Howard University School of Law in 1960.

  Bruce Parker, 42, has served as a Director of the Company since July 1996, Senior Executive Vice President since 1993 and Chief Merchant since 1991. Mr. Parker also has served the Company in various vice presidential positions since 1984 and became Executive Vice President, Chief Merchant in October 1991. Prior to 1984, Mr. Parker worked as a sales manager for various golf club manufacturers in California.

  Aulana L. Peters, 56, has served as a Director of the Company since July 1996. She has been a partner with the law firm of Gibson, Dunn & Crutcher since 1980 in Los Angeles and Washington, D.C., having joined Gibson, Dunn & Crutcher as an associate in 1973. From June 1984 through July 1988, Mrs. Peters was a Commissioner with the Securities and Exchange Commission. Currently, Mrs. Peters serves as a member of the Board of Directors of Northrop Grumman Corporation, Merrill Lynch Co., Inc., Minnesota Mining & Manufacturing Company (3M) and Mobil Corporation. Mrs. Peters has served as a member of the Board of Directors of the New York Stock Exchange and is currently a member of the New York Stock Exchange's Market Regulatory Advisory Committee. Mrs. Peters earned a J.D. from the University of Southern California Law Center in 1973, and a B.A. in Philosophy from the College of New Rochelle in 1963.

  Frederick R. Port, 56, has served as Senior Executive Vice President, International Sales since April 1997 and as a Director since October 1995. He served as Executive Vice President, International Sales, Licensing and Business Development of the Company from April 1996 to April 1997. He served as Executive Vice President, Business Development, of the Company from September 1995 to April 1996. From 1993 to 1995, Mr. Port was the Managing Director of Korn/Ferry International for the Southern California region (an executive recruiting and strategic consulting firm). From 1987 to 1992, he was the President and a Director of the Owl Companies (a company providing military base services management, construction materials production and sale, industrial and commercial real estate development and power development). Prior to that, he served with several companies in a variety of executive positions, including Chairman, Chief Executive Officer and Director of Santa Anita Development Corporation, Vice President, Finance and Asset Management, of the Victor Palmieri Company and consultant for Booz, Allen and Hamilton. Mr. Port served as an infantry officer in the United States Army. He is a 1963 graduate of UCLA and received his MBA with honors from UCLA in 1966.

  Richard Rosenfield, 52, has served as a Director of the Company since April 1994 and is Vice Chairman of the Executive and Compensation Committee. He is co-Founder and co-Chairman of California Pizza Kitchen, Inc. (a gourmet pizza restaurant chain, founded in 1985). From 1973 to 1985, Mr. Rosenfield was a principal and partner of the Law Firm of Flax and Rosenfield, a private law firm in Beverly Hills, California. From 1969 to 1973, he served as an attorney in the U.S. Department of Justice. He is a 1969 graduate of DePaul University College of Law.

  William A. Schreyer, 70, has served as a Director of the Company since July 1994 and is Chairman Emeritus of Merrill Lynch & Co., Inc. He served as Chairman of the Board of Merrill Lynch & Co., Inc. from April 1985 through June 1993, and Chief Executive from July 1984 through April 1992. Mr. Schreyer currently is a Director and member of the Compensation Committee of Deere & Company, Schering-Plough Corporation, and Willis Corroon Group plc, and a Director of Iridium World Communications Ltd. He is affiliated with the George Bush Presidential Library Foundation, and is Trustee, International Councillor, and Chairman of the Executive Committee of the Center for Strategic and International Studies (CSIS), a Washington, D.C.-based bipartisan public policy institute. Mr. Schreyer graduated from Pennsylvania State University in 1948 and serves as a member of its Board of Trustees.

  Elmer Ward, 72, has served as a Director of the Company since December 1992 and as Manager, Apparel Licensing since July 1996. Prior to July 1996, Mr. Ward was a business consultant and private investor for over five years. From 1966 to 1985, Mr. Ward was Chairman and Chief Executive Officer of the Palm Beach Company, a Fortune 500 manufacturer of apparel. Mr. Ward is a graduate of

Harvard College and received an MBA from the Harvard Business School in 1950. Mr. Ward also served as a naval aviator during World War II.

  Charles J. Yash, 49, has served as an Executive Vice President of the Company since February 1998, as a Director of the Company since July 1996, and as President and Chief Executive Officer of Callaway Golf Ball Company, a wholly-owned subsidiary of the Company, since June 1996. From 1992 to June 1996, Mr. Yash was President and Chief Executive Officer and a Director of Taylor Made Golf Company. From 1979 to 1992, Mr. Yash was employed in various marketing positions with the golf products division of Spalding Sports Worldwide, including Corporate Vice President and General Manager-Golf Products, from 1988 to 1992. From 1970 to 1975, Mr. Yash served in the United States Navy in various positions. Mr. Yash completed the Advanced Executive Program at the University of Massachusetts in 1982, received his M.B.A. in 1977 from Harvard Business School and graduated with a Bachelor of Science degree from the U.S. Naval Academy in 1970.

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table shows the compensation paid by the Company to its Chief Executive Officer and the other four most highly compensated executive officers ("named executive officers") of the Company for the years indicated.

                                                                     LONG TERM
                               ANNUAL COMPENSATION              COMPENSATION AWARDS
                        ----------------------------------      ------------------------
                                                                RESTRICTED
                                                                  STOCK
  NAME AND PRINCIPAL                                              AWARDS        OPTIONS      ALL OTHER
       POSITION         YEAR  SALARY              BONUS            ($)            (#)    COMPENSATION(/1/)
  ------------------    ---- --------           ----------      ----------     --------- -----------------
Ely Callaway            1997 $841,114(/2/)(/3/) $  150,000       $310,000(/4/)   150,000      $14,608
 Chairman of the Board  1996 $861,110(/2/)(/3/) $  850,000            -0-            -0-      $18,386
 and Chief of           1995 $735,000(/2/)      $1,150,000            -0-            -0-      $19,500
 Advertising, Press
 and Public Relations
Donald H. Dye           1997 $763,370(/3/)      $  200,000       $620,000(/4/) 1,000,000      $66,637
 President and CEO      1996 $645,990(/3/)      $1,000,000(/5/)       -0-            -0-      $27,794
                        1995 $621,384(/3/)(/5/) $  950,000(/5/)       -0-         60,000      $19,500
Bruce Parker            1997 $619,039(/3/)(/5/) $  240,000(/5/)  $310,000(/4/)       -0-      $20,016
 Sr. Exec. Vice Pres.,  1996 $514,245(/3/)(/5/) $  700,000(/5/)       -0-            -0-      $21,804
 Domestic Sales, and    1995 $525,043(/3/)(/5/) $  700,000(/5/)       -0-         30,000      $19,500
 Chief Merchant
Richard C. Helmstetter  1997 $408,677(/3/)      $  400,000            -0-            -0-      $21,194
 Sr. Exec. Vice Pres.,  1996 $448,354(/3/)      $  600,000            -0-            -0-      $24,742
 Chief of New Golf      1995 $400,000           $  550,000            -0-         30,000      $19,500
 Club Products
John Duffy              1997 $402,523(/3/)      $  400,000(/5/)       -0-            -0-      $36,890
 Sr. Exec. Vice Pres.,  1996 $417,542(/3/)(/5/) $  500,000(/5/)       -0-            -0-      $34,298
 Chief of               1995 $416,950(/3/)(/5/) $  600,000(/5/)       -0-         30,000      $19,500
 Manufacturing

--------

(1) Includes Company contributions under defined contribution plans (401(k) and profit sharing), personal use of Company-owned assets and other services paid for by the Company for the benefit of these named executive officers.

(2) Includes the payment of a special expense allowance of $35,000 for 1997, 1996 and 1995.

(3) Includes payout of accrued vacation hours.

(4) In respect of individual officer performances in 1997 (see "Report of the Executive and Compensation Committee of the Board of Directors on Executive Compensation"), the Company's Stock Option Committee made grants of restricted shares of the Company's Common Stock on February 19, 1998 to the following named executive officers: Mr. Callaway, 10,000 shares; Mr. Dye, 20,000 shares; and Mr. Parker, 10,000 shares. These restricted shares do not vest until January 1, 2003. The closing price of the Company's Common Stock on the New York Stock Exchange on the grant date was $31.00 per share. All such shares shall be entitled to dividends, if any, paid during the restriction period.

(5) Includes amounts which were deferred pursuant to the Company's Executive Deferred Compensation Plan which was implemented in 1994. The amounts of these deferrals, at the election of the aforementioned named executive officers, totaled $176,000 in 1997, $740,000 in 1996 and $938,000 in 1995.

OPTION GRANTS IN 1997

  The following table provides information on stock option grants to Messrs. Callaway and Dye, the only executive officers named in the Summary Compensation Table to be granted stock options in 1997.

                              % OF TOTAL
                               OPTIONS
                              GRANTED TO EXERCISE                  MARKET
                OPTIONS       EMPLOYEES  OR BASE                   PRICE   GRANT DATE
                GRANTED       IN FISCAL   PRICE   EXPIRATION      AT GRANT   PRESENT
    NAME          (#)            YEAR     ($/SH)     DATE          ($/SH)   VALUE($)
    ----       ---------      ---------- -------- ----------      -------- -----------
Ely Callaway     150,000(/1/)    4.4%     $32.38  2007-2009(/2/)   $32.38  $ 1,251,000(/3/)
Donald H. Dye  1,000,000(/4/)   29.4%     $40.00       2007        $36.19  $14,380,000(/5/)

--------

(1) These options vest in installments of 50,000 options each on December 31, 1997, 1998 and 1999, respectively.

(2) These options expire on the earlier of (i) one year from the date Mr. Callaway ceases to be an employee of the Company for any reason or (ii) 10 years after the vesting date of each option.

(3) Mr. Callaway's options were valued based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions: (a) expected volatility of 0.315, (b) risk-free rate of return of 6.6%, (c) dividend yield of 0.77% and (d) exercise terms of 1.7-3.7 years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(4) These options vest on July 15, 2003, subject to accelerated vesting (i) in five increments of 100,000 shares each on the date upon which the average closing price for the Company's Common Stock on the New York Stock Exchange for the trailing 60 days (the "Price") is first equal to or greater than $40.00, $45.00, $50.00, $55.00 and $60.00 per share, respectively, if such date occurs prior to July 15, 2002; and (ii) one increment of 500,000 shares on the date upon which the Price is first equal to or greater than $65.00 per share, if such date occurs prior to July 15, 2002.

(5) Mr. Dye's options were valued based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions: (a) expected volatility of 0.315, (b) risk-free rate of return of 6.6%, (c) dividend yield of 0.77% and (d) an exercise term of seven years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

  The following table provides information on options exercised by the executive officers named in the Summary Compensation Table during 1997 and unexercised options held by such persons at December 31, 1997.

                           OPTION EXERCISES                        UNEXERCISED OPTIONS HELD
                              DURING 1997                                 AT 12/31/97
                        ----------------------- ---------------------------------------------------------------
                                                          VESTED                         UNVESTED
                                                --------------------------- -----------------------------------
                          SHARES                                             YEAR
                        ACQUIRED ON    VALUE    NUMBER OF     VALUE AT        OF    NUMBER OF     VALUE AT
         NAME           EXERCISE(#) REALIZED($) SHARES(#) 12/31/97 ($)(/1/) VESTING SHARES(#) 12/31/97 ($)(/1/)
         ----           ----------- ----------- --------- ----------------- ------- --------- -----------------
Ely Callaway                -0-         -0-       50,000         -0-         1998      50,000        -0-
                                                                             1999      50,000        -0-
Donald H. Dye             690,000   $19,718,705    -0-           -0-         1998     200,000    $3,350,000
                                                                             1999      60,000    $  528,750
                                                                             2003   1,000,000        -0-
Bruce Parker              500,000   $15,822,370  150,000     $ 3,909,375     1998     120,000    $2,010,000
                                                                             1999      30,000    $  264,375
Richard C. Helmstetter    225,000   $ 6,556,753  575,000     $15,254,063     1998     120,000    $2,010,000
                                                                             1999      30,000    $  264,375
John Duffy                  -0-         -0-      192,000     $ 5,004,000     1998     120,000    $2,010,000
                                                                             1999      30,000    $  264,375

--------

(1) Represents the spread between aggregate exercise price and assumed aggregate market value using the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1997.

EMPLOYMENT AGREEMENTS

  Mr. Callaway. The Company has an employment agreement with Mr. Callaway for a term commencing January 1, 1997 and ending December 31, 1999. The agreement requires Mr. Callaway to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information Mr. Callaway receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Callaway is entitled to receive an annual salary of $750,000 and an opportunity to earn an annual discretionary bonus as determined by the Board of Directors. Mr. Callaway also is entitled to receive a special, non-accountable expense allowance of $35,000 per year for Company-related business expenses. If Mr. Callaway is terminated for any reason other than "substantial cause" (as defined in the agreement), he will be entitled to receive his full base salary and certain benefits payable under the agreement for the remaining term of the agreement, as well as the immediate vesting of all unvested stock options. Upon a "termination event" following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), Mr. Callaway will be entitled to receive the same compensation and benefits he would be entitled to if he were terminated other than for substantial cause.

  Mr. Dye. The Company has an employment agreement with Mr. Dye for a term commencing January 1, 1997 and ending December 31, 2001. The agreement requires Mr. Dye to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information Mr. Dye receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Dye is entitled to receive an annual salary of $750,000 and an opportunity to earn an annual bonus of $75,000 for each full one percent of growth in the Company's pre-tax profit over the pre-tax profit for the prior year. If Mr. Dye is terminated by the Company for any reason other than "substantial cause" (as defined in the agreement), he will be entitled to receive his full base salary and benefits for the remainder of the term of the agreement. Upon a "termination event" following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), Mr. Dye will be entitled to receive severance pay equal to 2.99 times his annual average total compensation (base salary and bonus) for the preceding three years, as well as the continuation of all benefits and perquisites payable under the agreement for the remainder of its term and the immediate vesting of all unvested stock options.

  Mr. Parker. The Company has an employment agreement with Mr. Parker for a term commencing January 1, 1997 and ending December 31, 1999. The agreement requires Mr. Parker to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Parker is entitled to receive an annual salary of $600,000 and an opportunity to earn an annual bonus based on participation in the Company's Executive Bonus Plan. If Mr. Parker is terminated for convenience by the Company, or if Mr. Parker terminates the agreement for substantial cause (as defined in the agreement), or upon a "termination event" within one year following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), he will be entitled to receive severance benefits equal to the continued payment of his full base salary, non-discretionary bonuses, if any, under the Company's Executive Bonus Plan (as it existed at the date of termination) and certain benefits and perquisites payable under the employment agreement, for the remaining term of the agreement or two years, whichever is longer, and the immediate vesting of all unvested stock options.

  Mr. Helmstetter. The Company has an employment agreement with Mr. Helmstetter for a term commencing January 1, 1998 and ending December 31, 2000, subject to certain automatic one-year extensions at the discretion of the parties. The agreement requires Mr. Helmstetter to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Helmstetter is entitled to receive an annual salary of $600,000 and an opportunity to earn an annual bonus based on participation in the Company's Executive Bonus Plan. If Mr. Helmstetter is terminated for convenience by the Company, or if Mr. Helmstetter terminates the agreement for substantial cause (as defined in the agreement), or upon a "termination event" within one year following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), he will be entitled to receive severance benefits equal to the continued payment of his full base salary, non-discretionary bonuses, if any, under the Company's Executive Bonus Plan (as it existed at the date of termination) and certain benefits and perquisites payable under the employment agreement, until December 31, 2000 (or if Mr. Helmstetter terminates the agreement for substantial cause, for the remainder of the term of the agreement), and the immediate vesting of all unvested stock options. In addition, if the agreement expires by its terms or is terminated for convenience by either the Company or Mr. Helmstetter, Mr. Helmstetter will become an exclusive consultant to the Company pursuant to a separate 10-year consulting agreement, at an annual salary equal to one-half of Mr. Helmstetter's base salary in effect in the final year of the employment agreement. Under the agreement, Mr. Helmstetter also has assigned perpetually to the Company all of his rights and title to the commercial use of his name, likeness, image, character, identity and signature. If the Agreement expires or terminates prior to December 31, 2012 because (i) the Company has elected to discontinue the automatic one-year extensions of the agreement, (ii) the Company has terminated the agreement for convenience or (iii) Mr. Helmstetter has terminated the agreement for substantial cause, then Mr. Helmstetter will be entitled to receive the difference between the severance payments otherwise due under the agreement and the base salary and nondiscretionary bonuses Mr. Helmstetter would have received under the Agreement through December 31, 2012. In lieu of these payments, the Company may elect to return to Mr. Helmstetter these commercial use rights.

  In addition, pursuant to a separate stock option agreement, Mr. Helmstetter received a grant in February 1998 of options to purchase 250,000 shares of the Company's Common Stock at an exercise price of $31.00 per share. Subject to Mr. Helmstetter's continued employment as an employee or a consultant of the Company, these options vest in increments of 25,000, 50,000, 75,000, and 100,000 shares on January 1 of 1999 through 2002, respectively.

  Mr. Duffy. The Company has an employment agreement with Mr. Duffy for a term commencing January 1, 1997 and ending December 31, 1999. The agreement requires Mr. Duffy to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Duffy is entitled to receive an annual salary of $400,000 and an opportunity to earn an annual bonus based on participation in the Company's Executive Bonus Plan. If Mr. Duffy is terminated for convenience by the Company, or if Mr. Duffy terminates the agreement for substantial cause (as defined in the agreement), or upon a "termination event" within one year following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), he will be entitled to receive severance benefits equal to the continued payment of his full base salary, non-discretionary bonuses, if any, under the Company's Executive Bonus Plan (as it existed at the date of termination) and certain benefits and perquisites payable under the employment agreement, for the remaining term of the agreement or two years, whichever is longer, and the immediate vesting of all unvested stock options.

CHANGE IN CONTROL ARRANGEMENTS

  From and after 1995, the Board of Directors has taken certain actions to better assure that management, including the named executive officers, would continue to provide independent leadership consistent with the Company's best interests in the event of an actual or threatened change in control of the Company. These actions are described below.

  The Company's employment agreements with each of its officers, including the named executive officers, provide certain protections in the event of a change in control. If a change in control occurs before the termination of an officer's employment agreement, then the employment agreement will be extended in the same form and for the same number of years as the original term of the agreement, commencing on the date of such change in control (except for Mr. Helmstetter's agreement which continues in effect without extension). A "change in control" of the Company is defined as, in general, the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, a change in the majority of the incumbent members of the Board of Directors (unless such change is approved by a majority of the incumbent members), certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company. As described above under "--Employment Agreements," the Company's named executive officers are entitled to certain benefits if, during the term of their employment agreements, there occurs a termination event at certain specified times following a change in control. A "termination event" means the occurrence of any of the following: (a) the termination or material breach of the employment agreement by the Company or its successor; (b) failure by the successor company to assume the employment agreement; (c) any material diminishment in the position or duties of the officer; (d) any reduction in compensation or benefits; or (e) any requirement that the officer relocate his or her principal residence.

  In addition, in 1995 the Company's stock option agreements with each of the optionees, including the named executive officers, were amended to provide for the immediate vesting of options under such agreements immediately prior to a change in control (as described above), and tax indemnification agreements were entered into with all officers, including the named executive officers, to provide for payment by the Company of amounts sufficient to offset any "excess parachute payment" excise tax payable pursuant to the provisions of the Internal Revenue Code or any comparable provisions of state law. The Company's 401(k) plan was also amended to provide for full vesting of all participant accounts immediately prior to a change in control. Stock option agreements entered into subsequent to 1995 also contain provisions for immediate vesting of options immediately prior to a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Executive and Compensation Committee consists of Messrs. Callaway (Chair), Rosenfield (Vice Chair), Dye, Baker, Jordan and Schreyer and Mrs. Peters. Mr. Callaway also serves as the Company's Chairman of the Board and Chief of Advertising, Press and Public Relations, and formerly served as its Chief Executive Officer. Mr. Dye also serves as the Company's President and Chief Executive Officer. Mr. Callaway and Mr. Dye do not participate, however, in Executive and Compensation Committee decisions related to their own or the other's compensation. Mrs. Peters is a partner with the law firm of Gibson, Dunn & Crutcher. The Company retained the law firm of Gibson, Dunn & Crutcher to provide legal services to the Company during 1997, and anticipates that it will retain Gibson, Dunn & Crutcher to provide legal services in 1998 as well. Mrs. Peters does not serve on either of the Stock Option or Executive Non-Discretionary Bonus Plan Subcommittees of the Executive and Compensation Committee. Mrs. Peters does not participate in decisions relating to compensation which is intended to be performance-based compensation under
Section 162(m) of the Internal Revenue Code; decisions relating to the setting of targets or certifying the attainment of targets under performance-based compensation plans; or decisions relating to the approval or grant of stock awards intended to be exempt under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

                   REPORT OF THE EXECUTIVE AND COMPENSATION
                      COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

  The Executive and Compensation Committee of the Board of Directors (the "Committee") is composed of all the independent outside directors plus Mr. Callaway and Mr. Dye. The Committee is responsible for setting and administering the policies that govern annual compensation.

  It is the policy of Callaway Golf Company and its Founder and Chairman, Ely Callaway, that compensation be closely tied to performance. It is also the policy of the Company that significant employee stock ownership effectively motivates the building of shareholder wealth by aligning the interests of employees with those of shareholders. This philosophy is evident not only in the compensation levels of the top executives discussed in this report, but also in the overall compensation structure used by Callaway Golf for all employees.

  The Company had several major successes in 1997. Net sales grew 24% to $842.9 million, making the Company the largest seller of golf clubs, measured in dollars, in the world and, we believe, in history. The Company continued to shorten its time to market for new and improved products, and introduced several major new products, including the Biggest Big Bertha(TM) Titanium Driver, the Great Big Bertha(R) Tungsten.Titanium(TM) Irons, and new Bobby Jones(R) Series Putters. And, notwithstanding the significant product breakthroughs introduced in 1997, the Company has begun 1998 with a totally new stainless steel iron--the Big Bertha(R) X-12(TM) Iron--which has replaced the Big Bertha(R) Iron, the previous best selling iron in the market.

  While the Company's revenues improved in 1997, the dramatic successes in sales of golf equipment were not fully reflected in the Company's earnings. Earnings per diluted share grew 7% to $1.85 per share. Earnings growth was affected primarily by two things: substantial investment of corporate profits in new business ventures to expand beyond the existing core business of the Company, and significant external events beyond the control of the Company, such as the economic crisis affecting Asia. Without these factors, earnings growth in 1997 would have been greater.

  It is the view of the Committee that Management has done an excellent job in 1997, both in growing the core business and in directing a strategy aimed at enhancing the future of the Company. As in past years, the Committee believes that the Company's overall performance in 1997 reflects an outstanding effort by the management team.

1997 EXECUTIVE BONUS PLANS

  The Company had two officer bonus plans in effect in 1997: (1) the Executive Non-Discretionary Bonus Plan ("Non-Discretionary Plan") and (2) the Executive Discretionary Bonus Plan ("Discretionary Plan"). Under the Non-Discretionary Plan, which was approved by shareholders in April of 1995, officers were entitled to receive annual cash bonuses of up to the lesser of $750,000 or 75% of their base salaries, based upon the Company's achievement of certain levels of operating performance tied to growth in pre-tax earnings. Under the Company's Discretionary Bonus Plan, which was approved by the Board in 1995, officers were eligible to receive additional cash bonuses based upon the Chief Executive Officer's view of their individual contribution to the Company's performance and various other factors considered significant by the Chief Executive Officer in his discretion, subject to final approval of the bonus amounts by the Committee (the discretionary bonuses for Messrs. Callaway and Dye, however, are fixed by the Committee, without the participation of these individuals). Both non-discretionary and discretionary bonuses were to be paid from a bonus pool accrued at a rate not to exceed 150% of aggregate salaries for all officers.

  In addition to the officer bonus plans, the Chief Executive Officer Employment Agreement between the Company and Mr. Dye established a separate bonus plan for Mr. Dye (the "CEO Plan"). The CEO Plan provides for a non-discretionary bonus, consisting of a "Qualified Bonus" and a "Non-Qualified Bonus," calculated as follows:

  . The annual Qualified Bonus is determined pursuant to the applicable shareholder-approved non-discretionary bonus plan for the year in which the bonus is earned (i.e., the Executive Non-Discretionary Bonus Plan for 1997 and the 1998 Executive Non-Discretionary Bonus Plan for subsequent contract years). Subject to any restrictions in the applicable plan or otherwise imposed by law, the Company may elect to pay all, some or none of Employee's Bonus as Qualified Bonus, provided however that the total Qualified Bonus payable in any year shall not be greater than the maximum potential Non-Qualified Bonus (without taking into account any offset for payment of a Qualified Bonus), as defined below.

  . The annual Non-Qualified Bonus is an amount equal to $75,000.00 for each full one percent of growth in the Company's pre-tax profit over the pre-tax profit in the prior year. However, the amount of any Non-Qualified Bonus earned in any year shall be reduced, dollar for dollar, by the amount of any Qualified Bonus earned in that same year.

  It is further provided in the CEO Plan that any annual bonus amounts that are not deductible by the Company as a result of the application of Section 162(m) of the Internal Revenue Code shall be deferred pursuant to the Company's Executive Deferred Compensation Plan.

1997 EXECUTIVE BONUSES AND RESTRICTED STOCK GRANTS

  The Company paid both non-discretionary and discretionary cash bonuses to its executive officers for 1997 which are set forth in the table below. The targets for growth in pre-tax earnings for 1997 under the Non-Discretionary Plan were established such that they were the same as were set for 1996, although the base from which growth would be measured was greater. Based on corporate pre-tax earnings growth for the year of 9.3%, each officer was eligible for a non-discretionary bonus of up to 40% of base salary. In light of the Company's commitment to invest significant sums in new ventures (see discussion above), Management recommended to the Committee that discretionary cash bonuses be awarded only in a few, special cases. The Committee accepted this recommendation, subject to implementation of the restricted stock grant plan discussed below.

  While the Committee accepted Management's recommendation that most discretionary cash bonuses for officers be foregone for 1997 in order to support the reinvestment strategy, the Committee was concerned that the failure to pay discretionary cash bonuses that might otherwise be appropriate had the Company not embarked on such a strategy could have a negative impact on the motivation of some of the management team. As stated above, the Committee feels that the management team did an excellent job in 1997, both in growing the core business of the Company and in implementing the Company's long term growth plan through investment in new business ventures. Therefore, it was the Committee's decision, after consultation with outside compensation experts, that Management should be awarded restricted stock grants in varying amounts that reflect each officer's personal investment in the future of the Company. Such grants will further serve to motivate Management to act in concert with the interests of shareholders in supporting the Company's new business ventures and other efforts aimed at increasing shareholder value. In essence, the officers will benefit from these stock grants based in large part upon their efforts to make the Company's new business ventures successful, as reflected in the Company's stock price.

  The non-discretionary cash bonuses approved by the Non-Discretionary Plan Committee, and the discretionary bonuses and restricted stock grants approved by this Committee, for the senior executive officers named in the tables appearing elsewhere in this Proxy Statement are set forth below. No grants of restricted shares were made to Mr. Helmstetter or Mr. Duffy in light of the discretionary cash bonuses paid to those officers for 1997. All restricted shares vest on January 1, 2003. The total value of restricted shares shown below is based on the closing price of $31.00 per share on February 19, 1998.

                                                                 TOTAL CASH
                                                                 BONUS AS A              TOTAL
                                                         TOTAL   PERCENT OF             VALUE OF
                        NON-DISCRETIONARY DISCRETIONARY   CASH      BASE    RESTRICTED RESTRICTED
                           CASH BONUS      CASH BONUS    BONUS     SALARY     SHARES     SHARES
                        ----------------- ------------- -------- ---------- ---------- ----------
Ely Callaway                $150,000        $   -0-     $150,000     20%      10,000    $310,000
Donald H. Dye               $200,000        $   -0-     $200,000     27%      20,000    $620,000
Bruce Parker                $240,000        $   -0-     $240,000     40%      10,000    $310,000
Richard C. Helmstetter      $160,000        $240,000    $400,000    100%       -0-        n/a
John Duffy                  $160,000        $240,000    $400,000    100%       -0-        n/a

  Restricted stock grants in other amounts, totaling 90,000 shares in the aggregate, were made to other officers of the Company, vesting on January 1, 2003. The value of these grants, at $31.00 per share, was $2,790,000. The Committee estimates that the total value of the cash bonuses and the restricted stock grants given to officers is less than the amount that would have been accrued under the Executive Discretionary and Executive Non-Discretionary Bonus Plans for 1997 but for the Company's reinvestment strategy and the impact of one-time events, including the settlement of litigation.

CEO STOCK OPTIONS

  Under the terms of his employment agreement, in 1997 Mr. Dye was granted an option to purchase 1,000,000 shares of the Company's Common Stock at $40.00 per share. Such option vests on July 15, 2003, subject to acceleration based upon increases in the market price of the Company's Common Stock. The share amounts and the delayed vesting dates are intended to continue the Company's practice of using stock awards as long-term incentives to motivate and retain its executives. The pricing of Mr. Dye's options above the current market price, and the provision for accelerated vesting based upon the achievement of certain stock price targets, is intended to further motivate the Chief Executive Officer to conduct the business of the Company in a way that maximizes shareholder value.

DEDUCTIBILITY

  Section 162(m) of the Internal Revenue Code limits the deductibility for federal tax purposes of certain types of executive compensation in excess of $1.0 million per year. This limitation was not of material significance to the Company in 1997. The Company's Non-Discretionary Bonus Plans are intended to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code, and the Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation as appropriate. However, the Company may from time to time pay or award compensation to its executive officers that may not be deductible. Further, because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of the Company in this area, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

SUMMARY

  To conclude this report, we want to emphasize that the Company's compensation policies have been established by the Committee in response to the rapid growth in the Company's sales and earnings, while overall sales growth in the industry has been modest for the past several years. In addition, the Committee believes that Management has developed and is implementing a solid plan for achieving additional growth in shareholder value in the future through new business ventures. As previously noted, the Committee believes the Company's excellent performance would not have been possible with less than outstanding performance from the management team. The cash and stock-based compensation awarded to Management for 1997 performance is, in the Committee's opinion, a sound way in which to reward the management team for its past success in growing the core business of the Company, as well as an appropriate method for motivating that team to implement the Company's identified growth plans successfully.

  Additional information concerning the salary, bonus, and stock awards for the Company's senior executive officers can be found in the tables appearing elsewhere in this Proxy Statement under the caption "Compensation of Executive Officers."

  Information contained in this report regarding past performance of the Company and performance targets for future bonus purposes should under no circumstances be construed as a prediction, forecast, or projection by the Company of future results, and no assurance can be given that the Company will or will not achieve or maintain any particular performance level.

                                    THE EXECUTIVE AND COMPENSATION COMMITTEE

                                    Ely Callaway, Chair
                                    Richard Rosenfield, Vice Chair
                                    Donald H. Dye
                                    William C. Baker
                                    Vernon E. Jordan, Jr.
                                    Aulana L. Peters
                                    William A. Schreyer

March 10, 1998

                               PERFORMANCE GRAPH

  The following chart presents a comparison of the cumulative total return since December 31, 1992 of the Company's Common Stock, the Standard & Poors 500 Index and the Standard & Poors 400 Midcap Index. The graph assumes an initial investment of $100 at December 31, 1992 and reinvestment of all dividends.

          TOTAL CUMULATIVE SHAREHOLDER RETURN SINCE DECEMBER 31, 1992

                             [GRAPH APPEARS HERE]


                     1993    1994    1995    1996    1997       The Callaway Golf Company index is based
-----------------------------------------------------------     upon the closing price of Callaway Golf
                                                                Company Common Stock at December 31,
 Callaway Golf      308.189 386.460 532.308 682.382 683.041     1992, of $4.34 and closing prices on
-----------------------------------------------------------     December 31, 1993, 1994, 1995, 1996 and
 S & P 500          110.079 111.532 153.444 143.505 188.003     1997 of $13.34, $16.56, $22.63, $28.75
-----------------------------------------------------------     and $28.56, respectively. Prices have
 S & P 400 Midcap   113.954 109.897 143.694 154.019 200.897     been adjusted for all stock splits.
-----------------------------------------------------------

                      AMENDMENT OF 1996 STOCK OPTION PLAN

GENERAL

  At the Annual Meeting, the shareholders are being asked to approve the Third Amendment to the Callaway Golf Company 1996 Stock Option Plan (the "1996 Plan"), in order (1) to increase the number of shares of Common Stock available for issuance upon the exercise of stock options granted or to be granted under the 1996 Plan by 3,000,000 shares, to an aggregate of 6,000,000 shares of Common Stock, and (2) to provide that the exercise price per share of options granted under the 1996 Plan will not be less than the fair market value of such share on the option grant date.

  The 1996 Plan has been implemented to allow the Board of Directors or its Stock Option Committee to create equity incentives for key employees, which assists the Company in attracting, retaining and motivating the best available talent, and further aligns their interests with those of the shareholders of the Company. If the Third Amendment is approved by the shareholders, the pool of additional shares available under the 1996 Plan will be used primarily in connection with a significant grant of 2,575,000 stock options (granted subject to shareholder approval) to certain officers of the Company in February 1998. These options would have an exercise price equal to the closing price of the Company's Common Stock on April 24, 1998, if shareholder approval is obtained. These options are intended to motivate the Company's officers, as a group and individually, to conduct the business of the Company in a way that maximizes shareholder value, while, in many cases, reducing emphasis on cash-based compensation.

  In February 1996, the Board of Directors originally authorized the adoption, subject to shareholder approval, of the 1996 Plan, under which officers and other employees, consultants and advisors of the Company are eligible to receive awards of stock options. At the Company's 1996 Annual Meeting of Shareholders, the shareholders approved the adoption of the 1996 Plan. The 1996 Plan only provides for the issuance of stock options; other types of incentive-based awards may not be granted under the 1996 Plan. The 1996 Plan also prohibits repricing of options (except with shareholder approval or subject to the adjustment provisions for stock splits, reorganizations, etc. described below), as well as the grant of options for less than 85% of fair market value. A total of 2,000,000 shares of Common Stock initially were reserved for issuance under the 1996 Plan as approved by the shareholders. In February 1997, the Board of Directors authorized the adoption, subject to shareholder approval, of the First Amendment to the 1996 Plan, under which an additional 1,000,000 shares of the Company's Common Stock were reserved for issuance under the 1996 Plan, raising the total number of shares authorized for issuance under the 1996 Plan to 3,000,000. At the Company's 1997 Annual Meeting of Shareholders, the shareholders approved the adoption of that amendment to the 1996 Plan. In February 1997, the Company's Board of Directors adopted the Second Amendment to the 1996 Plan, which allows for transferability of options granted under the 1996 Plan on a case-by-case basis in the discretion of the Stock Option Committee. As of February 24, 1998, options to purchase 1,970,000 shares of the Company's Common Stock have been granted pursuant to the 1996 Plan.

  On February 18, 1998, the Board of Directors authorized the adoption, subject to shareholder approval, of the Third Amendment to the 1996 Plan. Pursuant to the Third Amendment, an additional 3,000,000 shares of the Company's Common Stock would be authorized for issuance pursuant to stock options to be granted under the 1996 Plan. In addition, the provision permitting the grant of options for not less than 85% of fair market value would be replaced by a provision requiring that the exercise price of options granted under the 1996 Plan will not be less than the fair market value of the Company's Common Stock on the option grant date.

  The Company currently has 30 officers who would be primarily considered for additional grants under the 1996 Plan. Other employees, consultants and advisors of the Company and its subsidiaries also will be eligible to receive stock option grants under the 1996 Plan. The Company and its subsidiaries currently have approximately 2,500 employees.

SUMMARY OF THE 1996 PLAN

  Purpose. The purpose of the 1996 Plan is to provide a means whereby the Company may provide for grants of stock options to employees (including officers), consultants and advisors of the Company and its subsidiaries and affiliates, thereby helping to attract, retain and motivate such individuals, and to encourage the judgment, initiative and efforts of such individuals by further aligning their interests with those of the shareholders of the Company.

  Administration. The 1996 Plan is administered by the Stock Option Committee appointed by the Board of Directors (the "Committee"). Subject to the requirements of the 1996 Plan, the Board or the Committee has full and exclusive power to construe and interpret the 1996 Plan, to determine and designate the class or classes of persons who are eligible to participate in the 1996 Plan, to determine the terms of options, and generally to answer any and all questions arising under the 1996 Plan. All decisions, determinations and interpretations by the Committee or the Board regarding the 1996 Plan are final and binding on all eligible persons and participants.

  Eligibility. Any person who is an employee, consultant or advisor of the Company or any of its subsidiaries or affiliates is eligible to be considered for the grant of options under the 1996 Plan, as determined by the Board or the Committee in its discretion; provided, however, that no director of the Company who is not also an employee of the Company is eligible to receive any options under the 1996 Plan.

  Grant of Options and Exercise Price. Currently, the exercise price per share of each option granted under the 1996 Plan will be not less than 85% of the fair market value of such share on the option grant date. If the Third Amendment is approved by the Company's shareholders at the Annual Meeting, the exercise price per share of each new option granted under the 1996 Plan will be not less than the fair market value of such share on the option grant date. The closing price of the Company's Common Stock on the New York Stock Exchange on March 6, 1998 was $28.125 per share. Options may be in the form of incentive stock options or non-qualified stock options. The maximum number of shares with respect to which options may be granted under the 1996 Plan to a key employee in any calendar year will not exceed 1,000,000.

  Within these parameters, the Board or the Committee is authorized to grant to eligible persons options to purchase shares of the Company's Common Stock either automatically or upon the occurrence of specified events, including without limitation, the achievement of qualifying performance criteria or the satisfaction of an event or condition within the control of the recipient of the option or within the control of others. For purposes of the 1996 Plan, "qualifying performance criteria" means any one or more performance criteria either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination and measured either on an absolute basis or relative to a pre-established target to previous years' results or to a designated comparison group, in each case as specified by the Board or the Committee in the option agreement. For this purpose, such performance criteria may include: (a) cash flow, (b) earnings per share (including earnings before interest, taxes and amortization), (c) return on equity, (d) total shareholder return, (e) return on capital, (f) return on assets or net assets, (g) income or net income, (h) operating income or net operating income, (i) operating profit or net operating profit, (j) operating margin, (k) return on operating revenue, (l) market share or circulation and (m) any similar performance criteria.

  Termination of Options. Unless determined otherwise by the Board or the Committee in its discretion, options will expire on the earlier of (a) one year from the date on which the participant ceases to be an eligible person for any reason (including death), or (b) with respect to each installment of an option, the fifth anniversary of the vesting date of such installment. If a participant who is an employee of the Company ceases for any reason to be such an employee, that portion of the option that has not yet vested will terminate, unless the Board or the Committee accelerates the vesting schedule in its sole discretion. Options granted to a participant who is not such an employee may be made subject to such other termination provisions as determined appropriate by the Board or the Committee.

  Transferability. Unless the Committee shall otherwise determine on a case-by-case basis, no option granted under the 1996 Plan will be assignable or transferable except (a) by will or by the laws of descent and distribution, or
(b) subject to the final sentence of this section, upon dissolution of marriage pursuant to a qualified domestic relations order. Unless the Committee shall otherwise determine on a case-by-case basis, during the lifetime of a participant, an option granted to him or her will be exercisable only by the participant (or the participant's permitted transferee) or his or her guardian or legal representative. Notwithstanding the foregoing, (i) no option owned by a participant subject to Section 16 of the Exchange Act may be assigned or transferred in any manner inconsistent with Rule 16b-3 thereunder as interpreted and administered by the Securities and Exchange Commission and its staff, and (ii) incentive stock options may not be assigned or transferred in violation of Section 422(b)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury Regulations thereunder.

  Adjustment in Shares. If the outstanding securities of the class then subject to the 1996 Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction will provide otherwise, the Board or the Committee will make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to options theretofore granted under the 1996 Plan and the exercise or settlement price of such options, provided, however, that such adjustment will be made in such a manner that will not affect the status of any option intended to qualify as an incentive stock option under Code
Section 422, and (b) the maximum number and type of shares or other securities that may be issued pursuant to such options thereafter granted under the 1996 Plan.

  Neither the Board nor the Committee may decrease the exercise price of shares that may be acquired pursuant to options granted under the 1996 Plan unless such decrease is (a) made subject to approval by the shareholders of the Company or (b) made pursuant to the above-described adjustment provisions. Further, in the event that the Board or the Committee determines that it is appropriate to condition the grant of a new option to a participant upon the surrender by such participant of a previously issued unexercised option having a higher exercise price than the proposed new option, then the shares underlying the old option will not again become available in the pool of shares for which options may be granted under the 1996 Plan unless and until such new option expires by reason of lapse of time or is otherwise terminated without exercise for any reason other than in connection with a similar conditional regrant.

  Amendment and Termination of the 1996 Plan. The Board or the Committee may, insofar as permitted by law, from time to time suspend or discontinue the 1996 Plan or revise or amend it in any respect whatsoever, and the 1996 Plan as so revised or amended will govern all options thereunder, including those granted before such revision or amendment, except that no such amendment will alter or impair or diminish in any material respect any rights or obligations under any option theretofore granted under the 1996 Plan, without the consent of the person to whom such option was granted. In addition, if an amendment to the 1996 Plan would materially increase the number of shares subject to the 1996 Plan (as adjusted under the 1996 Plan), materially modify the requirements as to eligibility for participation in the 1996 Plan, extend the final date upon which options may be granted under the 1996 Plan, or otherwise materially increase the benefits accruing to recipients in a manner not specifically contemplated herein and which affects the 1996 Plan's compliance with Rule 16b-3 under the Exchange Act or applicable provisions of the Code or requires the approval of the Company's shareholders so that the options granted under the 1996 Plan continue to qualify as "performance-based compensation" described in Code Section 162(m) and the Treasury regulations thereunder, then the amendment will be subject to approval by the Company's shareholders to the extent required to comply with Rule 16b-3 under the Exchange Act or applicable provisions of or rules under the Code. Notwithstanding the foregoing, the Board or the Committee may amend the 1996 Plan to comply with or take advantage of the rules or regulations (or interpretations thereof) promulgated under Section 16 of the Exchange Act or under the Code, subject to the shareholder approval requirement described above.

  Expiration. Unless previously terminated, the authority to grant options under the 1996 Plan will expire ten (10) years after the effective date of the 1996 Plan, but such expiration will not affect any option previously made or granted that is then outstanding.

FEDERAL INCOME TAX TREATMENT

  The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the receipt and exercise of options under the 1996 Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. Furthermore, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

  Incentive Stock Options. Stock options granted under the 1996 Plan may qualify as "incentive stock options" within the meaning of Section 422 of the Code. If an optionee exercises an incentive stock option in accordance with the terms of an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant of an incentive stock option nor within one year from the date of exercise (the "Required Holding Periods"), an optionee generally will not be subject to regular federal income tax, and the Company will not be entitled to any deduction, on either the grant or the exercise of an incentive stock option. An optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided an optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, an optionee's gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of an optionee's gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee's basis in the shares.

  If, however, an optionee disposes of the acquired shares at any time prior to the expiration of the Required Holding Periods, then (subject to certain exceptions), the optionee will recognize ordinary income at the time of such disposition which will equal the excess, if any, of the lesser of (a) the amount realized on such disposition, or (b) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by an optionee. Any gain in excess of such ordinary income amount will be a capital gain. If an optionee disposes of such shares for less than the optionee's basis in the shares, the difference between the amount realized and the optionee's basis will be capital loss.

  The excess of the fair market value of the shares acquired on the exercise date of an incentive stock option over the exercise price of such option generally is required to be included in the optionee's alternative minimum taxable income for the year in which the option is exercised and, accordingly, may subject an optionee to the alternative minimum tax.

  Non-qualified Stock Options. In general, there are no tax consequences to the optionee or to the Company on the grant of a stock option which does not qualify as an incentive stock option (a "non-qualified stock option"). On exercise, however, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. Upon a subsequent disposition of the shares received under a non-qualified stock option, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a capital gain or loss.

  Miscellaneous Tax Issues. The Company generally will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a recipient in connection with the exercise of options granted under the 1996 Plan.

  Special rules will apply in cases where a recipient of an option pays the exercise price or applicable withholding tax obligations by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the exercise of an option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

  The terms of the 1996 Plan allow for the granting of options that accelerate the ability of the recipient to exercise the option in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment.

PARTICIPATION IN THE 1996 PLAN BY EXECUTIVE OFFICERS AND OTHER EMPLOYEES

  Participation in the 1996 Plan is at the discretion of the Board or the Committee; accordingly, future participation by executive officers and other employees under the 1996 Plan is not determinable.

As noted above, if the Third Amendment to the 1996 Plan is approved by the Company's shareholders, the pool of additional shares available under the 1996 Plan will be used primarily in connection with a significant grant of 2,575,000 stock options (granted subject to shareholder approval) to certain officers of the Company (excluding Mr. Dye and Mr. Helmstetter) in February 1998, at an exercise price equal to the closing price of the Company's Common Stock on April 24, 1998. These grants include 150,000 options granted to Mr. Callaway, 150,000 options granted to Mr. Parker, 150,000 options granted to Mr. Duffy, 600,000 options granted to a group of four other executive officers of the Company and 1,525,000 options granted to a group of 19 other employees, all of whom are officers of the Company.

  In addition, through February 24, 1998, options to purchase an aggregate of 1,970,000 shares of Common Stock have been granted under the 1996 Plan. These options include 1,000,000 options granted to Mr. Dye at an exercise price of $40.00 per share, 150,000 options granted to Mr. Callaway at an exercise price of $32.38 per share, 250,000 options granted to Mr. Helmstetter at an exercise price of $31.00 per share, 60,000 options granted to two other executive officers of the Company at an exercise price of $31.13 per share and 510,000 options granted to a group of 17 other employees, all of whom are officers of the Company, at exercise prices ranging from $27.63 to $34.88 per share.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of shares of the Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required to approve the Third Amendment to the 1996 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE THIRD AMENDMENT TO THE CALLAWAY GOLF COMPANY 1996 STOCK OPTION PLAN.

                     APPROVAL OF 1998 STOCK INCENTIVE PLAN

GENERAL

  On February 18, 1998, the Board of Directors authorized the adoption, subject to shareholder approval, of the Callaway Golf Company 1998 Stock Incentive Plan (the "1998 Plan"). A total of 500,000 shares of Common Stock would be reserved for issuance under the 1998 Plan. No shares of the Company's Common Stock have been issued pursuant to the 1998 Plan. There are approximately 2,500 employees currently eligible to participate in the 1998 Plan, in the discretion of the Board of Directors. A copy of the 1998 Plan is appended to this Proxy Statement as Appendix A.

  The 1998 Plan is being implemented to succeed to the Company's 1991 Stock Incentive Plan (the "1991 Plan"), which has only 16,100 shares of the Company's Common Stock remaining available for grant as of February 24, 1998. Like the 1991 Plan, the 1998 Plan provides for awards of a range of stock-based incentives, in addition to stock options. In contrast, the 1996 Plan is limited only to grants of stock options. Like the 1996 Plan, however, the 1998 Plan prohibits repricing of stock options (except with shareholder approval or subject to the adjustment provisions for stock splits, reorganizations, etc.) as well as the granting of stock options with an exercise price less than the fair market value of the Company's Common Stock on the option grant date (assuming the Third Amendment to the 1996 Plan is approved by shareholders at the Annual Meeting). The 1998 Plan is intended to comply with the requirements of Section 162(m) of the Code. The 1998 Plan is being implemented to provide the Board of Directors or its Stock Option Committee with the additional flexibility to award various stock-based incentives, in addition to grants of stock options, which will assist the Company in attracting, retaining and motivating the best available talent for the successful management and conduct of the business of the Company and its subsidiaries.

SUMMARY OF THE 1998 PLAN

  Purpose and Eligibility. The 1998 Plan is intended to promote the interests of the Company and its shareholders by using investment interests in the Company to attract, retain and motivate its management and other persons, to encourage and reward their contributions to the performance of the Company and to align their interests with the interests of the Company's shareholders. The persons eligible to receive an Award under the 1998 Plan include directors, officers, employees, consultants, and advisors of the Company and its affiliated entities.

  Administration, Amendment and Termination. The administering body for the 1998 Plan is the Company's Stock Option Committee appointed by the Board of Directors (the "Committee"). The Committee will have the power to construe the 1998 Plan and the rights of recipients of Awards granted thereunder. The Committee also has the power to (i) discontinue, suspend or amend the 1998 Plan in any manner (subject to certain limited exceptions, including increases in the number of shares available that may be the subject of Awards under the 1998 Plan) and (ii) modify, extend, renew or exchange outstanding Awards, except that stock options cannot be repriced without shareholder approval.

  Securities Subject to the 1998 Plan. The 1998 Plan provides for the grant ("Award") of stock options (including incentive stock options or nonqualified stock options), restricted stock, stock appreciation rights, stock payments, dividend equivalents, stock bonuses, stock sales, phantom stock and other stock-based benefits. Stock options granted under the 1998 Plan may be incentive stock options intended to qualify under the provisions of Section 422 of the Code or non-qualified stock options that do not so qualify. The shares available under the 1998 Plan may either be authorized and unissued shares or shares reacquired by the Company through open market purchases or otherwise. If any Award granted under the 1998 Plan expires, terminates or is forfeited before the exercise thereof or the payment in full thereof, the shares covered by the unexercised or unpaid portion will become available for new grants under the 1998 Plan.

  If (i) the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock) or (ii) the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares subject to the 1998 Plan, (2) the number and kind of shares or other securities subject to then outstanding Awards, and/or (3) the price for each share or other unit of any other securities subject to then outstanding Awards. Any adjustments under the 1998 Plan will be made by the Committee, whose determination as to any adjustment will be final, binding and conclusive.

  As of the effective time and date of any change in control of the Company (as defined in the 1998 Plan), the 1998 Plan and any then outstanding Awards (whether or not vested) shall automatically terminate unless (i) provision is made in writing in connection with such transaction for the continuance of the 1998 Plan and for the assumption of such Awards, or for the substitution for such Awards of new awards covering the securities of a successor entity or an affiliate thereof with appropriate adjustments as to the number and kind of securities and exercise prices, in which event the 1998 Plan and such outstanding Awards shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (ii) the Board otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including without limitation (a) accelerating the vesting of outstanding Awards and/or (b) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such change in control had such shares been issued and outstanding immediately prior to the effective date and time of the change in control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of the 1998 Plan, the 1998 Plan and the Awards shall terminate by reason of the occurrence of a change in control without provision for any of the actions described in clause (i) or (ii) above, then any recipient holding outstanding Awards shall have the right, at such time immediately prior to the consummation of the change in control as the Board shall designate, to exercise the recipient's Awards to the full extent not theretofore exercised, including any installments which have not yet become vested.

  Terms and Conditions of Awards Under the 1998 Plan. The Committee will select the recipients of Awards granted under the 1998 Plan and will determine the dates, amounts, exercise prices, vesting periods and other relevant terms of the Awards.

  Award Pricing. The pricing of Awards, including the exercise price for stock options granted under the 1998 Plan, shall be determined by the Committee as of the date the Award is granted; provided, however, that the exercise price for a stock option may be no less than the fair market value of the underlying shares as of such date. Neither the Board nor the Committee may decrease the exercise price of shares that may be acquired pursuant to options granted under the 1998 Plan unless such decrease is (a) made subject to approval by the shareholders of the Company or (b) made pursuant to the share adjustment provisions of the 1998 Plan.

  Award Vesting. Awards granted under the 1998 Plan vest and become exercisable as determined by the Committee in its discretion. Awards granted under the 1998 Plan may be exercised at any time after they vest and before the expiration date determined by the Committee, provided that an Award intended to qualify as an incentive stock option under the Code will not be exercisable after the expiration of five years from the date of grant to certain holders of significant amounts of the Company's outstanding Common Stock. Furthermore, in the absence of a specific agreement to the contrary, options will generally expire and become unexercisable one year following termination of the recipient's employment with the Company for any reason. The Committee may accelerate the vesting of any options and may also extend the period following termination of employment with the Company during which options may vest and/or be exercised.

  Award Payments. The exercise price for Awards may be paid in cash or in any other consideration the Committee deems acceptable, including securities of the Company surrendered by the Award holder or withheld from the shares otherwise deliverable upon exercise. The Company may extend or arrange for the extension of credit to any Award holder to finance the Award holder's purchase of shares upon exercise of the holder's Award and/or the payment of taxes payable in connection with an Award, on terms approved by the Stock Option Committee, subject to restrictions under applicable laws and regulations, or allow exercise in a broker's transaction in which the exercise price will not be received until after exercise and subsequent sale of the underlying Common Stock.

  Transferability. Unless the Committee shall otherwise determine on a case-by-case basis, no option granted under the 1998 Plan will be assignable or transferable except (a) by will or by the laws of descent and distribution, or
(b) subject to the final sentence of this section, upon dissolution of marriage pursuant to a qualified domestic relations order. Unless the Stock Option Committee shall otherwise determine on a case-by-case basis, during the lifetime of a participant, an option granted to him or her will be exercisable only by the participant (or the participant's permitted transferee) or his or her guardian or legal representative. Notwithstanding the foregoing, (i) no option owned by a participant subject to Section 16 of the Exchange Act may be assigned or transferred in any manner inconsistent with Rule 16b-3 thereunder as interpreted and administered by the Securities and Exchange Commission and its staff, and (ii) incentive stock options may not be assigned or transferred in violation of Section 422(b)(5) of the Code, or the Treasury Regulations thereunder.

  Awards Documentation. Awards granted under the 1998 Plan will be evidenced by an agreement duly executed on behalf of the Company and by the recipient, or by a confirming memorandum issued by the Company to the recipient, setting forth such terms and conditions applicable to the Award. The adoption of the 1998 Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and the 1998 Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by shareholders.

  Rights With Respect to Common Stock. No recipient of an Award under the 1998 Plan and no beneficiary or other person claiming under or through such individual will have any right, title or interest in or to any shares of Common Stock subject to any Award or any rights as a shareholder unless and until such Award is duly exercised pursuant to the terms of the 1998 Plan and the exercise of such Award results in the issuance of shares of Common Stock to the recipient.

  1998 Plan Provisions Regarding Section 162(m) of the Code. In general,
Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that may be deducted by the Company in any tax year with respect to the Chief Executive Officer of the Company and its other four most highly compensated employees, including any compensation relating to an Award under the 1998 Plan. To prevent compensation relating to an Award under the 1998 Plan from being subject to the $1,000,000 limit of Code Section 162(m), the 1998 Plan provides that no one eligible person shall be granted any Awards with respect to more than 250,000 shares of Common Stock in any one calendar year if such grant would otherwise be subject to Code Section 162(m). Furthermore, if Code Section 162(m) would otherwise apply and if the amount of compensation an eligible person would receive under an Award is not based solely on an increase in the value of the underlying common stock of the Company after the date of grant or award, the Committee can condition the grant, vesting, or exercisability of such an Award on the attainment of a preestablished objective performance goal. For this purpose, a preestablished objective performance goal may include one or more of the following performance criteria: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, and amortization), (c) return on equity, (d) total shareholder return, (e) return on capital, (f) return on assets or net assets, (g) income or net income, (h) operating income or net operating income, (i) operating margin, (j) return on operating revenue, and (k) any other similar performance criteria.

FEDERAL INCOME TAX TREATMENT

  The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the receipt and exercise of options under the 1998 Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. Furthermore, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

  Incentive Stock Options. Stock options granted under the 1998 Plan may qualify as "incentive stock options" within the meaning of Section 422 of the Code. If an optionee exercises an incentive stock option in accordance with the terms of an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant of an incentive stock option nor within one year from the date of exercise (the "Required Holding Periods"), an optionee generally will not be subject to regular federal income tax, and the Company will not be entitled to any deduction, on either the grant or the exercise of an incentive stock option. An optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided an optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, an optionee's gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of an optionee's gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee's basis in the shares.

  If, however, an optionee disposes of the acquired shares at any time prior to the expiration of the Required Holding Periods, then (subject to certain exceptions), the optionee will recognize ordinary income at the time of such disposition which will equal the excess, if any, of the lesser of (a) the amount realized on such disposition, or (b) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by an optionee. Any gain in excess of such ordinary income amount will be a capital gain. If an optionee disposes of such shares for less than the optionee's basis in the shares, the difference between the amount realized and the optionee's basis will be capital loss.

  The excess of the fair market value of the shares acquired on the exercise date of an incentive stock option over the exercise price of such option generally is required to be included in the optionee's alternative minimum taxable income for the year in which the option is exercised and, accordingly, may subject an optionee to the alternative minimum tax.

  Non-qualified Stock Options. In general, there are no tax consequences to the optionee or to the Company on the grant of a stock option which does not qualify as an incentive stock option (a "non-qualified stock option"). On exercise, however, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. Upon a subsequent disposition of the shares received under a non-qualified stock option, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a capital gain or loss.

  Miscellaneous Tax Issues. The Company generally will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a recipient in connection with the exercise of options granted under the 1998 Plan.

  Special rules will apply in cases where a recipient of an option pays the exercise price or applicable withholding tax obligations by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the exercise of an option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

  The terms of the 1998 Plan allow for the granting of options that accelerate the ability of the recipient to exercise the option in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment.

PARTICIPATION IN THE 1998 PLAN BY EXECUTIVE OFFICERS AND OTHER EMPLOYEES

  Participation in the 1998 Plan is in the discretion of the Committee. Accordingly, future participation by executive officers and other employees under the 1998 Plan is not determinable.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of shares of the Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required to approve the 1998 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE CALLAWAY GOLF COMPANY 1998 STOCK INCENTIVE PLAN.

                             CERTAIN TRANSACTIONS

  In February 1997, the Company entered into a research and development agreement with Callaway Advanced Materials, Inc. ("CAM"), a corporation of which Mr. Reeves Callaway, Mr. Callaway's son, is an executive officer and in which he owns a significant equity interest. The purpose of the agreement is to explore the application of specialized know-how and technology controlled by CAM to the golf club business. Under this agreement, the Company paid CAM $20,000 per month for its research and development services. In February 1998, the Company and CAM amended this agreement to provide for a one-time payment to CAM of $110,000, an increase in the monthly development fee to $50,000 per month, and a loan by the Company to CAM of certain equipment used in the development project. The amended agreement may be terminated by the Company for convenience at any time.

  During 1997 the Company paid $105,500 to Callaway Editions, Inc. for the performance of certain research and development work and the purchase of all intellectual property rights associated therewith. Callaway Editions, Inc. is a publishing and media company of which Mr. Nicholas Callaway, Mr. Callaway's son, is an executive officer and in which he owns a significant equity interest. In addition, in January 1998, the Company and Callaway Editions, Inc. announced the formation of Callaway Golf Media Ventures ("CGMV"), a limited liability company owned 80% by the Company and 20% by Callaway Editions. CGMV was formed to produce print and other media products that relate to the game of golf. Through March 2, 1998, Callaway Editions has made capital contributions to CGMV of $100,000 and certain intangible property rights valued at $125,000, and the Company has made capital contributions to CGMV of $350,000 and remains obligated to make additional capital contributions of $550,000. The Company also has agreed to loan to CGMV up to $20 million for working capital, subject to CGMV's achievement of certain milestones to the satisfaction of the Company in its sole discretion. Under the CGMV Operating Agreement, Callaway Editions is entitled to receive an annual management fee of up to $450,000 for its services to CGMV.

  Mr. David Duffy, who is employed as Manufacturing Manager of Odyssey Golf, Inc., a wholly-owned subsidiary of the Company, is the son of Mr. John Duffy, Senior Executive Vice President and Chief of Manufacturing of the Company. David Duffy, who had been working in this capacity for Odyssey Sports, Inc. since January 1995, became an employee of Odyssey Golf, Inc. in August 1997 upon the Company's acquisition of certain assets and liabilities of Odyssey Sports, Inc. David Duffy receives compensation and benefits comparable to other employees of the Company and its subsidiaries with similar responsibilities, and does not report to John Duffy.

  Mr. Keith Fosgett, who became Mr. Dye's son-in-law in 1997, is presently employed by the Company as a Senior Operations Coordinator in the Company's Golf Development Group. Mr. Fosgett receives compensation and benefits comparable to other employees of the Company and its subsidiaries with similar responsibilities, and does not report directly to Mr. Dye.

  The Company retained the law firm of Gibson, Dunn & Crutcher to provide legal services to the Company during 1997, and anticipates that it will retain Gibson, Dunn & Crutcher in 1998 as well. Mrs. Aulana L. Peters, a Director of the Company, is a partner at Gibson, Dunn & Crutcher.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders to file initial reports of ownership (on Form 3) and periodic changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on its review of copies of such forms and such written representations regarding compliance with such filing requirements as were received from its executive officers, directors and greater than 10% shareholders (if any), the Company believes that all such Section 16(a) filing requirements were complied with during 1997, except for the January 1997 Form 4 of Mr. Michael Sherwin, a former Director of the Company, which was filed three days late due to clerical error.

                                 ANNUAL REPORT

  A copy of the Company's Annual Report, including financial statements for the years ended December 31, 1997 and December 31, 1996, is being mailed with this Proxy Statement to shareholders of record on the Record Date, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY'S DIRECTOR OF INVESTOR RELATIONS AT CALLAWAY GOLF COMPANY, 2285 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008.

                            INDEPENDENT ACCOUNTANTS

  Price Waterhouse LLP served as the Company's independent accountants for 1997. One or more representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  Shareholders who wish to include proposals for action at the Company's 1999 Annual Meeting of Shareholders in next year's proxy statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than November 17, 1998. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

PRESENTED BY MANAGEMENT

  Management knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

PRESENTED BY SHAREHOLDERS

  Pursuant to the Bylaws of the Company, only such business shall be conducted, and only such proposals shall be acted upon, at an annual meeting of shareholders as are properly brought before the meeting. For business to be properly brought before an annual meeting by a shareholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. To be timely, written notice must be received at the principal executive offices of the Company not less than 60 days nor more than 120 days prior to the scheduled meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting has been given to shareholders, then notice of the proposed business matter must be received not later than 10 days after the mailing of notice of the meeting or such public disclosure. Any notice to the Secretary must include as to each matter the shareholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting,
(b) the name and record address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company which are beneficially owned by the shareholder on the date of such shareholder notice and by other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

  Each shareholder is urged to complete, date, sign and promptly return the enclosed proxy card. Any questions should be addressed to the Company's Director of Investor Relations, at 2285 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

                                     /s/ Steven C. McCracken
                                     -----------------------
                                     Steven C. McCracken
                                     Secretary

Carlsbad, California
March 17, 1998

                                                                      APPENDIX A

                             CALLAWAY GOLF COMPANY

                           1998 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

ARTICLE I PURPOSE OF PLAN..................................................  A-1
ARTICLE II EFFECTIVE DATE AND TERM OF PLAN.................................  A-1
2.1Term of Plan............................................................  A-1
2.2Effect on Awards........................................................  A-1
2.3Shareholder Approval....................................................  A-1
ARTICLE III SHARES SUBJECT TO PLAN.........................................  A-1
3.1Number of Shares........................................................  A-1
3.2Source of Shares........................................................  A-1
3.3Availability of Unused Shares...........................................  A-1
3.4Adjustment Provisions...................................................  A-1
3.5Reservation of Shares...................................................  A-2
ARTICLE IV ADMINISTRATION OF PLAN..........................................  A-2
4.1Administering Body......................................................  A-2
4.2Authority of Administering Body.........................................  A-2
4.3No Liability............................................................  A-3
4.4Amendments..............................................................  A-3
4.5Other Compensation Plans................................................  A-4
4.6Plan Binding on Successors..............................................  A-4
4.7References to Successor Statutes, Regulations and Rules.................  A-4
4.8Issuances for Compensation Purposes Only................................  A-4
4.9Invalid Provisions......................................................  A-4
4.10Governing Law..........................................................  A-4
ARTICLE V GENERAL AWARD PROVISIONS.........................................  A-4
5.1Participation in the Plan...............................................  A-4
5.2Award Documents.........................................................  A-5
5.3Exercise of Stock Options...............................................  A-5
5.4Payment For Awards......................................................  A-5
5.5No Employment Rights....................................................  A-6
5.6Restrictions Under Applicable Laws and Regulations......................  A-6
5.7Additional Conditions...................................................  A-7
5.8No Privileges of Stock Ownership........................................  A-7
5.9Nonassignability........................................................  A-7
5.10Information to Recipients..............................................  A-8
5.11Withholding Taxes......................................................  A-8
5.12Legends on Awards and Stock Certificates...............................  A-8
5.13Effect of Termination of Employment on Awards..........................  A-8
  (a)Termination of Vesting................................................  A-8
  (b)Alteration of Vesting and Exercise Periods............................  A-8
  (c)Leave of Absence......................................................  A-9
5.14Limits on Awards to Certain Eligible Persons...........................  A-9

ARTICLE VI AWARDS..........................................................  A-9
6.1Stock Options...........................................................  A-9
  (a)Nature of Stock Options...............................................  A-9
  (b)Option Exercise Price.................................................  A-9
  (c)Option Period and Vesting.............................................  A-9
  (d)Termination........................................................... A-10
  (e)Special Provisions Regarding Incentive Stock Options.................. A-10
6.2Performance Awards...................................................... A-10
  (a)Grant of Performance Awards........................................... A-10
  (b)Payment of Performance Awards......................................... A-10
6.3Restricted Stock........................................................ A-11
  (a)Award of Restricted Stock............................................. A-11
  (b)Requirements of Restricted Stock...................................... A-11
     (i)No Transfer........................................................ A-11
     (ii)Certificates...................................................... A-11
     (iii)Restrictive Legends.............................................. A-11
     (iv)Other Restrictions................................................ A-11
  (c)Lapse of Restrictions................................................. A-11
  (d)Rights of Recipient................................................... A-11
  (e)Termination of Employment............................................. A-11
6.4Stock Appreciation Rights............................................... A-11
  (a)Granting of Stock Appreciation Rights................................. A-11
  (b)Stock Appreciation Rights Related to Options.......................... A-11
  (c)Stock Appreciation Rights Unrelated to Options........................ A-12
  (d)Limits................................................................ A-12
  (e)Payments.............................................................. A-12
6.5Stock Payments.......................................................... A-12
6.6Dividend Equivalents.................................................... A-12
6.7Stock Bonuses........................................................... A-13
6.8Stock Sales............................................................. A-13
6.9Phantom Stock........................................................... A-13
6.10Other Stock-Based Benefits............................................. A-13
6.11Termination of Employment.............................................. A-13
ARTICLE VII REORGANIZATIONS................................................ A-13
7.1Corporate Transactions Not Involving a Change in Control................ A-13
7.2Corporate Transactions Involving a Change in Control.................... A-13
ARTICLE VIII DEFINITIONS................................................... A-14

                             CALLAWAY GOLF COMPANY

                           1998 STOCK INCENTIVE PLAN

                                   ARTICLE I

                                Purpose of Plan

  The Company has adopted this Plan to promote the interests of the Company and its shareholders by using investment interests in the Company to attract, retain and motivate employees and other persons, to encourage and reward their contributions to the performance of the Company, and to align their interests with the interests of the Company's shareholders. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article VIII.

                                  ARTICLE II

                        Effective Date and Term of Plan

  2.1 Term of Plan. This Plan became effective as of the Effective Date and shall continue in effect until the Expiration Date, at which time this Plan shall automatically terminate.

  2.2 Effect on Awards. Awards may be granted only during the Plan Term, but each Award granted during the Plan Term shall remain in effect after the Expiration Date until such Award has been exercised, terminated or expired in accordance with its terms and the terms of this Plan.

  2.3 Shareholder Approval. This Plan shall be approved by the Company's shareholders within 12 months after the Effective Date. The effectiveness of any Awards granted prior to such shareholder approval shall be subject to such shareholder approval.

                                  ARTICLE III

                            Shares Subject to Plan

  3.1 Number of Shares. The maximum number of shares of Common Stock that may be issued pursuant to Awards shall be 500,000, subject to adjustment as set forth in Section 3.4.

  3.2 Source of Shares. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company.

  3.3 Availability of Unused Shares. Shares of Common Stock subject to unexercised portions of any Award that expire, terminate or are canceled, and shares of Common Stock issued pursuant to an Award that are reacquired by the Company pursuant to the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan.

  3.4 Adjustment Provisions.

  (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), including without limitation through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or spin-off, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares subject to this Plan as provided in Section 3.1, (2) the number and kind of shares or other securities subject to then outstanding Awards, and/or
(3) the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding Awards.

  (b) No fractional interests will be issued under this Plan resulting from any adjustments.

  (c) To the extent any adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administering Body, whose determination in that respect shall be final, binding and conclusive.

  (d) The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

  (e) No adjustment to the terms of an Incentive Stock Option shall be made unless such adjustment either (i) would not cause such Option to lose its status as an Incentive Stock Option or (ii) is agreed to in writing by the Administering Body and the Recipient.

  3.5 Reservation of Shares. The Company will at all times reserve and keep available shares of Common Stock equaling at least the total number of shares of Common Stock issuable pursuant to outstanding Awards.

                                  ARTICLE IV

                            Administration of Plan

  4.1 Administering Body.

  (a) This Plan shall be administered by the Board or by a Committee of the Board appointed pursuant to Section 4.1(b).

  (b) The Board in its sole discretion may from time to time appoint a Committee (which may be a subcommittee of an existing committee of the Board) of not less than two Board members to administer this Plan and, subject to applicable law, to exercise all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time increase or decrease (but not below two) the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise. The Board may disband the Committee at any time and revest in the Board the administration of this Plan.

  4.2 Authority of Administering Body.

  (a) Subject to the express provisions of this Plan, the Administering Body shall have the power to implement, (including the power to delegate such implementation to appropriate officers of the Company), interpret and construe this Plan and any Awards and Award Documents or other documents defining the rights and obligations of the Company and Recipients hereunder and thereunder, to determine all questions arising hereunder and thereunder, and to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Administering Body of any provisions of this Plan or of any Award or Award Document shall be conclusive and binding. Any action taken by, or inaction of, the Administering Body relating to this Plan or any Award or Award Document shall be within the absolute discretion of the Administering Body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administering Body may act in its absolute discretion in matters related to this Plan and any and all Awards and Award Documents.

  (b) Subject to the express provisions of this Plan, the Administering Body may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Awards shall be granted or sold, the nature of each Award, the number of shares of Common Stock or the number of rights that make up or underlie each Award, the exercise price and period for the exercise of each Award, and such other terms and conditions applicable to each individual Award as the Administering Body shall determine. The Administering Body may grant at any time new Awards to an Eligible Person who has previously received Awards or other grants (including other stock options) regardless of whether such prior Awards or such other grants are still outstanding, have previously been exercised as a whole or in part, or are canceled in connection with the issuance of new Awards. The Administering Body may grant Awards singly, in combination or in tandem with other Awards, as it determines in its discretion. The purchase price, exercise price, initial value and any and all other terms and conditions of the Awards may be established by the Administering Body without regard to existing Awards or other grants.

  (c) Any action of the Administering Body with respect to the administration of this Plan shall be taken pursuant to a majority vote of the authorized number of members of the Administering Body or by the unanimous written consent of its members; provided, however, that (i) if the Administering Body is the Committee and consists of two members, then actions of the Administering Body must be unanimous, and (ii) if the Administering Body is the Board, actions taken by the Board shall be valid if approved in accordance with applicable law.

  4.3 No Liability. No member of the Board or the Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award, except in circumstances constituting bad faith of such member.

  4.4 Amendments.

  (a) The Administering Body may, insofar as permitted by applicable law, rule or regulation, and subject to Section 4.4(c), from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards hereunder, including those granted before such revision or amendment. Without limiting the generality of the foregoing, the Administering Body is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including the Securities Act, Exchange Act, the IRC or the rules of any exchange or interdealer quotation system upon which the Common Stock is listed or traded. No shareholder approval of any amendment or revision shall be required unless (i) such approval is required by this Plan or by applicable law, rule or regulation or (ii) an amendment or revision to this Plan would materially increase the number of shares subject to this Plan (as adjusted under Section 3.4).

  (b) The Administering Body may, with the written consent of a Recipient, make such modifications in the terms and conditions of an Award as it deems advisable. Without limiting the generality of the foregoing, the Administering Body may, in its discretion with the written consent of the Recipient, at any time and from time to time after the grant of any Award accelerate or extend the vesting or exercise period of any Award as a whole or in part.

  (c) Except as otherwise provided in this Plan or in the applicable Award Document, no amendment, revision, suspension or termination of this Plan or any outstanding Award may impair or adversely affect any rights or obligations under any Award theretofore granted without the written consent of the Recipient to whom such Award was granted.

  4.5 Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, incentive or other compensation plans in effect from time-to-time for the Company, and this Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by shareholders.

  4.6 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

  4.7 References to Successor Statutes, Regulations and Rules. Any reference in this Plan to a particular statute, regulation or rule shall also refer to any successor provision of such statute, regulation or rule.

  4.8 Issuances for Compensation Purposes Only. This Plan is intended to constitute an "employee benefit plan," as defined in Rule 405 promulgated under the Securities Act, and shall be administered accordingly.

  4.9 Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

  4.10 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California, without giving effect to the principles of the conflicts of laws thereof.

                                   ARTICLE V

                           General Award Provisions

  5.1 Participation in the Plan.

  (a) A person shall be eligible to receive grants of Awards under this Plan if, at the time of the grant of the Award, such person is an Eligible Person.

  (b) Incentive Stock Options may be granted only to Eligible Persons meeting the employment requirements of Section 422 of the IRC.

  (c) Notwithstanding anything to the contrary herein, the Administering Body may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

  5.2 Award Documents.

  (a) Each Award granted under this Plan shall be evidenced by an agreement duly executed on behalf of the Company and by the Recipient, or by a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to the Award as the Administering Body may in its discretion determine. Awards will not be binding upon the Company, and Recipients will have no rights thereto, until such an agreement is entered into between the Company and the Recipient or such a memorandum is delivered by the Company to the Recipient, but an Award may have an effective date on or after the date of grant but prior to the date of such an agreement or memorandum. Award Documents may but need not be identical and shall comply with and be subject to the terms and conditions of this Plan, a copy of which shall be provided to each Recipient and incorporated by reference into each Award Document. Any Award Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administering Body.

  (b) In case of any conflict between this Plan and any Award Document, this Plan shall control.

  5.3 Exercise of Stock Options. No Stock Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. A Stock Option shall be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from the Recipient, together with payment of the exercise price made in accordance with Section 5.4 and any amounts required under Section 5.11. Notwithstanding any other provision of this Plan, the Company and/or Administering Body may impose, by rule and/or in Award Documents, such conditions upon the exercise of Stock Options (including without limitation conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements.

  5.4 Payment For Awards.

  (a) The exercise price or other payment for an Award shall be payable upon the exercise of a Stock Option or upon other purchase of shares pursuant to an Award granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Administering Body may from time to time deem acceptable in any particular instance.

  (b) The Company may assist any person to whom an Award is granted hereunder (including without limitation any officer or director of the Company) in the payment of the purchase price, withholding taxes or other amounts payable in connection with the receipt or exercise of that Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as shall be approved by the Administering Body.

  (c) The exercise price for Awards may be paid by delivery of Common Stock to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Company, or retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable Awards or other equity Awards previously granted to the Recipient and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Administering Body may from time to time in the exercise of its discretion deem acceptable in any particular instance; provided, however, that (i) the Company and/or the Administering Body may allow exercise of an Award in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or (ii) the Administering Body may allow the Company to loan the exercise price to the person entitled to exercise the Award, if the exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sale proceeds is dedicated to full payment of the exercise price and amounts required pursuant to Section 5.11.

  (d) Recipients will have no rights to the assistance described in Section 5.4(b) or to the exercise techniques described in Section 5.4(c), and the Company may offer or permit such assistance or techniques on an ad hoc basis to any Recipient without incurring any obligation to offer or permit such assistance or techniques on other occasions or to other Recipients.

  5.5 No Employment Rights. Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the employ of the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person's compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any statement evidencing the grant of an Award pursuant to this Plan, the Company shall have the right to deal with each Recipient in the same manner as if this Plan and any such statement evidencing the grant of an Award pursuant to this Plan did not exist, including without limitation with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient. Any questions as to whether and when there has been a termination of a Recipient's employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of an Award pursuant to this Plan shall be determined by the Administering Body and the Administering Body's determination thereof shall be final and binding.

  5.6 Restrictions Under Applicable Laws and Regulations.

  (a) All Awards granted under this Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to Awards granted under this Plan upon any securities exchange or interdealer quotation system or under any federal, state or foreign law, or the consent or approval of any government or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use its reasonable efforts to seek to obtain from the appropriate governmental and regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain any such qualifications, consents, approvals or authorizations shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such qualifications, consents, approvals or authorizations pertain.

  (b) The Company shall be under no obligation to register or qualify the issuance of Awards or underlying securities under the Securities Act or applicable state securities laws. Unless the issuance of Awards and underlying securities have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any Awards or underlying securities unless the Awards and underlying securities may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Company may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company and upon which the Company may reasonably rely, that such Recipient is acquiring such Awards and underlying shares for such Recipient's own account as an investment and not with a view to, or for sale in connection with, the distribution of any such securities, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if shares of stock are issued without such registration, a legend to this effect (together with any other legends deemed appropriate by the Company) may be endorsed upon the securities so issued. The Company may also order its transfer agent to stop transfers of such securities. The Company may also require the Recipient to provide the Company such information and other documents as it may request in order to satisfy the Company as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

  5.7 Additional Conditions. Any Award may also be subject to such other provisions (whether or not applicable to any other Award or Recipient) as the Administering Body determines appropriate, including without limitation provisions to assist the Recipient in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Common Stock acquired under any Award in the event the Recipient elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

  5.8 No Privileges of Stock Ownership. Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award shall have no rights as a shareholder with respect to any shares issuable or issued in connection with the Award until the date of the receipt by the Company of all amounts payable and performance by the Recipient of all obligations in connection with the exercise of the Award. Status as an Eligible Person shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

  5.9 Nonassignability. Unless the Administering Body shall otherwise determine on a case-by-case basis, no Award granted under this Plan shall be assignable or transferable except (i) by will or by the laws of descent and distribution, or (ii) subject to the final sentence of this Section 5.9, upon dissolution of marriage pursuant to a qualified domestic relations order. Unless the Administering Body shall otherwise determine on a case-by-case basis, during the lifetime of a Recipient, an Award granted to such person shall be exercisable only by the Recipient (or the Recipient's permitted transferee) or such person's guardian or legal representative. Notwithstanding the foregoing, (i) no Award owned by a Recipient subject to Section 16 of the Exchange Act may be assigned or transferred in any manner inconsistent with Rule 16b-3, and (ii) Incentive Stock Options (or other Awards subject to transfer restrictions under the IRC) may not be assigned or transferred in violation of Section 422(b)(5) of the IRC (or any comparable or successor provision) or the regulations thereunder, and nothing herein is intended to allow such assignment or transfer.

  5.10 Information to Recipients.

  (a) The Company shall determine what, if any, financial and other information shall be provided to Recipients and when such financial and other information shall be provided after giving consideration to applicable federal and state laws, rules and regulations, including without limitation applicable federal and state securities laws, rules and regulations.

  (b) The furnishing of financial and other information that is confidential to the Company shall be subject to the Recipient's agreement that the Recipient shall maintain the confidentiality of such financial and other information, shall not disclose such information to third parties, and shall not use the information for any purpose other than evaluating an investment in the Company's securities under this Plan. The Company may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient's obligations under this
Section 5.10(b) (which acknowledgment shall not be a condition to Recipient's obligations under this Section 5.10(b)).

  5.11 Withholding Taxes. Whenever the granting, vesting or exercise of any Award, or the issuance of any shares upon exercise of any Award or transfer thereof, gives rise to tax or tax withholding liabilities or obligations, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements arising in connection therewith. The Company may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable in connection with an Award, in each case valued at Fair Market Value as of the date of such delivery or withholding.

  5.12 Legends on Awards and Stock Certificates. Each Award Document and each certificate representing shares acquired upon vesting or exercise of an Award shall be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the Award Document and/or the certificate. The determination of which legends, if any, shall be placed upon Award Documents or the certificates shall be made by the Company and such decision shall be final and binding.

  5.13 Effect of Termination of Employment on Awards.

  (a) Termination of Vesting. Awards will be exercisable by a Recipient (or the Recipient's successor-in-interest) following such Recipient's termination of employment with the Company or any Affiliated Entity only to the extent that installments thereof had become exercisable on or prior to the date of such termination.

  (b) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary herein, (i) the Administering Body may, in its discretion, designate shorter or longer periods for the vesting or exercise of any Award, or the lapse of transfer or other restrictions pertaining thereto, following a Recipient's termination of employment with the Company or any Affiliated Entity, provided, however, that any shorter periods determined by the Administering Body shall be effective only if provided for in the Award Document that evidences the grant to the Recipient of such Award or if such shorter period is agreed to in writing by the Recipient; and (ii) the Administering Body may, in its discretion, elect to accelerate the vesting of all or any portion of any Award that had not become exercisable on or prior to the date of such termination or to extend the vesting period beyond the date of such termination.

  (c) Leave of Absence. In the case of any employee on an approved leave of absence, the Administering Body may make such provision respecting continuance of Awards granted to such employee as the Administering Body in its discretion deems appropriate.

  5.14 Limits on Awards to Eligible Persons. Notwithstanding any other provision of this Plan, in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation, no one Eligible Person shall be granted any Awards with respect to more than 250,000 shares of Common Stock in any one calendar year. The limitation set forth in this Section 5.14 shall be subject to adjustment as provided in Section 3.4 or under Article VII, but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation.

                                  ARTICLE VI

                                    Awards

  6.1 Stock Options.

  (a) Nature of Stock Options. Stock Options may be Incentive Stock Options or Nonqualified Stock Options.

  (b) Option Exercise Price. The exercise price for each Stock Option shall be determined by the Administering Body as of the date such Stock Option is granted. The exercise price shall be no less than the Fair Market Value of the Common Stock subject to the Stock Option as of the date of grant. Subject to approval by the shareholders, the Administering Body may, with the consent of the Recipient and subject to compliance with statutory or administrative requirements applicable to Incentive Stock Options, amend the terms of any Stock Option to provide that the exercise price of the shares remaining subject to the Stock Option shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Stock Option that is amended in accordance with the foregoing shall be required, although the Administering Body may, in its discretion, make such further modifications of any such Stock Option as are not inconsistent with this Plan.

  (c) Option Period and Vesting. Stock Options granted hereunder shall vest and may be exercised as determined by the Administering Body, except that exercise of such Stock Options after termination of the Recipient's employment shall be subject to Section 5.13. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as shall be determined by the Administering Body, but not later than 10 years after the date the Stock Option is granted and shall be subject to earlier termination as provided herein or in the Award Document. The Administering Body may, in its discretion at any time and from time to time after the grant of a Stock Option, accelerate vesting of such Stock Option as a whole or part by increasing the number of shares then purchasable, provided that the total number of shares subject to such Stock Option may not be increased. Except as otherwise provided herein, a Stock Option shall become exercisable, as a whole or in part, on the date or dates specified by the Administering Body and thereafter shall remain exercisable until the expiration or earlier termination of the Stock Option.

  (d) Termination. Unless determined otherwise by the Administering Body in its sole discretion, Stock Options shall expire on the earliest of (i) one year from the date on which the Recipient ceases to be an Eligible Person for any reason other than death; (ii) one year from the date of the Recipient's death; or (iii) with respect to each installment of such Stock Option, the fifth anniversary of the vesting date of such installment. If a Recipient who is an employee of the Company or any Affiliated Entity ceases for any reason to be such an employee, that portion of the Stock Option that has not yet vested shall terminate, unless the Administering Body accelerates the vesting schedule in its sole discretion (in which case, the Administering Body may impose whatever conditions it considers appropriate on the accelerated portion). Stock Options granted to a Recipient who is not such an employee may be made subject to such other termination provisions as determined appropriate by the Administering Body.

  (e) Special Provisions Regarding Incentive Stock Options.

    (i) Notwithstanding anything in this Section 6.1 to the contrary, the exercise price and vesting period of any Stock Option intended to qualify as an Incentive Stock Option shall comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that (A) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Shareholder; and (B) that the Incentive Stock Option not be exercisable after the expiration of ten years from the date of grant of such Incentive Stock Option, or five years from the date of grant in the case of an Incentive Stock Option granted to a Significant Shareholder.

    (ii) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year shall not exceed $100,000.

    (iii) Any Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such shall be treated as Nonqualified Stock Options.

  6.2 Performance Awards.

  (a) Grant of Performance Awards. The Administering Body shall determine in its discretion the performance criteria (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and time of payment of Performance Awards.

  (b) Payment of Performance Awards. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Recipient in shares of Common Stock valued at Fair Market Value.

  6.3 Restricted Stock.

  (a) Award of Restricted Stock. The Administering Body shall determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions shall lapse.

  (b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to this Plan will be subject to the following conditions:

    (i) No Transfer. The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

    (ii) Certificates. The Company may require that the certificates representing Restricted Stock granted or sold to a Recipient pursuant to this Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

    (iii) Restrictive Legends. Each certificate representing Restricted Stock granted or sold to a Recipient pursuant to this Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Company deems necessary or appropriate to enforce such restrictions; and

    (iv) Other Restrictions. The Administering Body may impose such other conditions on Restricted Stock as the Administering Body may deem advisable, including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange or interdealer quotation system upon which such Restricted Stock or shares of the same class are then listed or traded and under any blue sky or other securities laws applicable to such shares.

  (c) Lapse of Restrictions. The restrictions imposed upon Restricted Stock will lapse in accordance with such terms or other conditions as are determined by the Administering Body.

  (d) Rights of Recipient. Subject to the provisions of Section 6.3(b) and any restrictions imposed upon the Restricted Stock, the Recipient will have all rights of a shareholder with respect to the Restricted Stock granted or sold to such Recipient under this Plan, including, without limitation, the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

  (e) Termination of Employment. Unless the Administering Body in its discretion determines otherwise, if a Recipient's employment with the Company or any Affiliated Entity terminates for any reason, all of the Recipient's Restricted Stock remaining subject to restrictions on the date of such termination of employment shall be repurchased by the Company at the Purchase Price (if any) paid by the Recipient to the Company, without interest or premium, and otherwise returned to the Company without consideration.

  6.4 Stock Appreciation Rights.

  (a) Granting of Stock Appreciation Rights. The Administering Body may at any time and from time to time approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Stock Options.

  (b) Stock Appreciation Rights Related to Options.

    (i) A Stock Appreciation Right granted in connection with a Stock Option granted under this Plan will entitle the holder of the related Stock Option, upon exercise of the Stock Appreciation

  Right, to surrender such Stock Option, or any portion thereof to the extent previously vested but unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 6.2(b)(iii). Such Stock Option will, to the extent surrendered, then cease to be exercisable.

    (ii) A Stock Appreciation Right granted in connection with a Stock Option hereunder will be exercisable only when, and only to the extent that, the related Stock Option is exercisable, will not be transferable except to the extent that such related Stock Option may be transferable, will not expire later than the underlying Stock Option, and will be exercisable only when the Fair Market Value of the Common Stock subject to the underlying Stock Option exceeds the exercise price of such Stock Option.

    (iii) Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Recipient will be entitled to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the exercise price of a share of Common Stock specified in the related Stock Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (B) the number of shares as to which such Stock Appreciation Right is exercised.

  (c) Stock Appreciation Rights Unrelated to Options. The Administering Body may grant Stock Appreciation Rights unrelated to Stock Options to Eligible Persons. Section 6.2(b)(iii) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the exercise price specified in the related Stock Option, the initial base amount specified in the Award shall be used.

  (d) Limits. Notwithstanding the foregoing, the Administering Body, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under this Plan.

  (e) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Administering Body, in cash or in a combination of cash and shares of Common Stock as the Administering Body deems advisable. The Administering Body has full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Recipient to receive cash in full or partial settlement of a Stock Appreciation Right. If the Administering Body decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

  6.5 Stock Payments. The Administering Body may approve Stock Payments of the Company's Common Stock to any Eligible Person for all or any portion of the compensation (other than base salary) or other payment that would otherwise become payable by the Company to the Eligible Person in cash.

  6.6 Dividend Equivalents. The Administering Body may grant Dividend Equivalents to any Recipient who has received a Stock Option, Stock Appreciation Right or other Award denominated in shares of Common Stock. Dividend Equivalents may be paid in cash, Common Stock or other Awards; the amount of Dividend Equivalents paid other than in cash shall be determined by the Administering

Body by application of such formula as the Administering Body may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents shall be computed as of each dividend record date and shall be payable to recipients thereof at such time as the Administering Body may determine. Notwithstanding the foregoing, the payment of a Dividend Equivalent with respect to a Stock Option intended to constitute Performance-Based Compensation shall not be contingent upon the exercise of such Stock Option.

  6.7 Stock Bonuses. The Administering Body may issue shares of Common Stock to Eligible Persons as bonuses for services rendered or for any other valid consideration on such terms and conditions as the Administering Body may determine.

  6.8 Stock Sales. The Administering Body may sell to Eligible Persons shares of Common Stock on such terms and conditions as the Administering Body may determine.

  6.9 Phantom Stock. The Administering Body may grant Awards of Phantom Stock. Phantom Stock is a cash bonus granted under this Plan measured by the Fair Market Value of a specified number of shares of Common Stock on a specified date, or measured by the excess of such Fair Market Value over a specified minimum, which may but need not include a Dividend Equivalent.

  6.10 Other Stock-Based Benefits. The Administering Body is authorized to grant Other Stock-Based Benefits. Other Stock-Based Benefits are any arrangements granted under this Plan not otherwise described above that (a) by their terms might involve the issuance or sale of Common Stock or (b) involve a benefit that is measured, as a whole or in part, by the value, appreciation, dividend yield or other features attributable to a specified number of shares of Common Stock.

  6.11 Termination of Employment. Except as otherwise provided for in this Plan or determined by the Administering Body in its discretion, all Awards granted to a Recipient, and all of such Recipient's rights thereunder, shall terminate upon termination for any reason of such Recipient's employment with the Company or any Affiliated Entity.

                                  ARTICLE VII

                                Reorganizations

  7.1 Corporate Transactions Not Involving a Change in Control. If the Company shall consummate any Reorganization not involving a Change of Control in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including without limitation a different number of shares of Common Stock), each Award outstanding under this Plan shall thereafter be exercisable, in accordance with this Plan, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to that Award immediately prior to such Reorganization, and any adjustments will be made to the terms of the Award in the sole discretion of the Administering Body as it may deem appropriate to give effect to the Reorganization.

  7.2 Corporate Transactions Involving a Change in Control. As of the effective time and date of any Change in Control, this Plan and any then outstanding Awards (whether or not vested) shall automatically terminate unless (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards, or for the substitution for such Awards of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Plan and such outstanding Awards shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including without limitation (i) accelerating the vesting of outstanding Awards and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 7.2, this Plan and the Awards shall terminate by reason of the occurrence of a Change in Control without provision for any of the actions described in clause (a) or (b) hereof, then any Recipient holding outstanding Awards shall have the right, at such time immediately prior to the consummation of the Change in Control as the Board shall designate, to exercise the Recipient's Awards to the full extent not theretofore exercised, including any installments which have not yet become vested.

                                 ARTICLE VIII

                                  Definitions

  Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:

  "Administering Body" means the Board as long as no Committee has been appointed and is in effect and shall mean the Committee as long as the Committee is appointed and in effect.

  "Affiliated Entity" means any Parent Corporation or Subsidiary Corporation.

  "Applicable Dividend Period" means (i) the period between the date a Dividend Equivalent is granted and the date the related Stock Option, Stock Appreciation Right, or other Award is exercised, terminates, or is converted to Common Stock, or (ii) such other time as the Administering Body may specify in the written instrument evidencing the grant of the Dividend Equivalent.

  "Award" means any Stock Option, Performance Award, Restricted Stock, Stock Appreciation Right, Stock Payment, Stock Bonus, Stock Sale, Phantom Stock, Dividend Equivalent, or Other Stock-Based Benefit granted or sold to an Eligible Person under this Plan.

  "Award Document" means the agreement or confirming memorandum setting forth the terms and conditions of an Award.

  "Board" means the Board of Directors of the Company.

  "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

    (a) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

    (b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's Shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, twenty percent (20%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's Shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

    (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

      (i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing five percent (5%) or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

      (ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

    (d) Approval by the Shareholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company.

  "Commission" means the Securities and Exchange Commission.

  "Common Stock" means the common stock of the Company, as constituted on the Effective Date of this Plan, and as thereafter adjusted as a result of any one or more events requiring adjustment of outstanding Awards under Section 3.4 above.

  "Company" means Callaway Golf Company, a California corporation.

  "Committee" means the committee appointed by the Board to administer this Plan pursuant to Section 4.1.

  "Dividend Equivalent" means a right granted by the Company under Section 6.6 to a holder of a Stock Option, Stock Appreciation Right or other Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Stock Option, Stock Appreciation Right, or other Award.

  "Effective Date" means February 18, 1998, which is the date this Plan was adopted by the Board.

  "Eligible Person" shall include directors, officers, employees, consultants and advisors of the Company or of any Affiliated Entity.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Expiration Date" means the 10th anniversary of the Effective Date.

  "Fair Market Value" of a share of the Company's capital stock as of a particular date shall be (i) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the Nasdaq National Market), the closing price of the stock quoted for such date as reported in the Transactions Index of each such exchange, as published in The Wall Street Journal and determined by the Administering Body, or, if no closing price was quoted in any such Index for such date, then as of the next preceding date on which such a closing price was quoted; or (ii) if the stock is not then listed on an exchange or the Nasdaq National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on The Nasdaq Small Cap Market on such date (in the case of (i) or (ii), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an option is granted); or (iii) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administering Body; provided, however, that (A) when appropriate, the Administering Body, in determining Fair Market Value of capital stock of the Company, may take into account such other factors as it may deem appropriate under the circumstances and (B) if the stock is traded on the Nasdaq Small Cap Market and both sales prices and bid and asked prices are quoted or available, the Administering Body may elect to determine Fair Market Value under either clause (i) or (ii) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the IRC. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Committee on the basis of such factors as it may deem appropriate.

  "Incentive Stock Option" means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC, or any successor statute thereto.

  "IRC" means the Internal Revenue Code of 1986, as amended.

  "Nonqualified Stock Option" means a Stock Option that is not an Incentive Stock Option.

  "Other Stock-Based Benefits" means an Award granted under Section 6.9 of this Plan.

  "Parent Corporation" means any Parent Corporation as defined in Section 424(e) of the IRC.

  "Payment Event" means the event or events giving rise to the right to payment of a Performance Award.

  "Performance Award" means an Award payable in Common Stock that vests and becomes payable over a period of time upon attainment of performance criteria established in connection with the grant of the Award.

  "Performance-Based Compensation" means performance-based compensation as described in Section 162(m) of the IRC. If the amount of compensation an Eligible Person will receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Committee, in order to qualify an Award as performance-based compensation under Section 162(m) of the IRC, can condition the grant, award, vesting, or exercisability of such an Award on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (a) cash flow, (b) earnings per share (including earning before interest, taxes, depreciation and amortization), (c) return on equity, (d) total Shareholder return, (e) return on capital, (f) return on assets or net assets, (g) income or net income, (h) operating income or net operating income, (i) operating margin, (j) return on operating revenue, and (k) any other similar performance criteria.

  "Person" means any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (i) the Company and its subsidiaries, (ii) any employee stock ownership or other employee benefit plan maintained by the Company that is qualified under ERISA and (iii) an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof.

  "Phantom Stock" means an Award granted under Section 6.9 of this Plan.

  "Plan" means this 1998 Stock Incentive Plan of the Company.

  "Plan Term" means the period during which this Plan remains in effect (commencing the Effective Date and ending on the Expiration Date).

  "Purchase Price" means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Committee (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

  "Recipient" means an Eligible Person who has received an Award under this Plan.

  "Reorganization" means any merger, consolidation or other reorganization.

  "Restricted Stock" means Common Stock that is the subject of an Award made under Section 6.3 and that is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met, as set forth in this Plan and in any statement evidencing the grant of such Award.

  "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Significant Shareholder" is an individual who, at the time a Stock Option is granted to such individual under this Plan, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

  "Stock Appreciation Right" means a right granted under Section 6.4 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the Stock Appreciation Right, to the date of exercise.

  "Stock Bonus" means an issuance or delivery of unrestricted or restricted shares of Common Stock under Section 6.7 of this Plan as a bonus for services rendered or for any other valid consideration under applicable law.

  "Stock Payment" means a payment in shares of the Company's Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Recipient.

  "Stock Option" means a right to purchase stock of the Company granted under
Section 6.1 of this Plan.

  "Stock Sale" means a sale of Common Stock to an Eligible Person under
Section 6.8 of this Plan.

  "Subsidiary Corporation" means any Subsidiary Corporation as defined in
Section 424(f) of the IRC.

                              [MAP APPEARS HERE]
                                                     DIRECTORS:


                                           From I-5:
                                           ---------
   1998 CALLAWAY GOLF                      Exit on Palomar Airport Road - East
  SHAREHOLDERS MEETING                     Left on College Blvd.
   THURSDAY, APRIL 17                      Right on Faraday Ave.

       10:00 A.M.
  2081 FARADAY AVENUE                      From I-15:
                                           ----------
  CARLSBAD, CALIFORNIA                     Take 78 East
                                           Exit on San Marcos Blvd. - South
                                           (San Marcos Blvd. becomes Palomar
                                           Airport Road)
                                           Right on El Camino Real
                                           Left on Faraday Ave.

--------------------------------------------------------------------------------

                             CALLAWAY GOLF COMPANY

        The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints STEVEN C. MCCRACKEN, DAVID RANE, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Callaway Golf Company to be held at 2081 Faraday Avenue, Carlsbad, California 92008, on April 23, 1998 at 10:00 A.M. (California time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided, however, that such proxies, or either of them, shall have the power to cumulate votes and distribute them among the nominees listed in the manner directed herein, as they see fit, and to drop any such nominees, in order to ensure the election of the greatest number of such nominees.

        THIS PROXY WILL BE VOTED ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3 IF NO INSTRUCTIONS ARE INDICATED.



                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

R.S.V.P./COMMENTS/ADDRESS CHANGE: PLEASE MARK R.S.V.P./COMMENT/ADDRESS CHANGE BOX ON REVERSE SIDE



             (Continued and to be dated and signed, on other side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.


                                                       [X] Please mark
                                                           your votes
                                                      as indicated in this
                                                            example

1. ELECTION OF DIRECTORS

      FOR all nominees
     listed to the right
   (except as marked to the
          contrary)

            [_]

          WITHHOLD
          AUTHORITY
   (to vote for all nominees
       listed at right)

            [_]

Nominees: Ely Callaway, Donald H. Dye, William C. Baker, Vernon E. Jordan, Jr., Bruce Parker, Aulana L. Peters, Frederick R. Port, Richard Rosenfield, William
A. Schreyer, Elmer Ward and Charles J. Yash.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.)

-----------------------------------------------------------

2. Proposal to approve an amendment to the Callaway Golf
   Company 1996 Stock Option Plan.

                [_] FOR         [_] AGAINST             [_] ABSTAIN

3. Proposal to approve the adoption of the Callaway Golf
   Company 1998 Stock Incentive Plan.

                [_] FOR         [_] AGAINST             [_] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.



                      I PLAN TO ATTEND MEETING                [_]

                   R.S.V.P/COMMENTS/ADDRESS CHANGE
                 PLEASE MARK THIS BOX AND COMPLETE THE
               REVERSE SIDE IF YOU ARE BRINGING OTHERS TO
                 THE MEETING OR IF YOU HAVE WRITTEN
                      COMMENTS/ADDRESS CHANGE.                [_]

               The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held April 23, 1998 and the Proxy Statement furnished herewith.

SIGNATURE ____________________________ SIGNATURE _____________________________

DATE__________________________

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                      [LETTERHEAD OF CALLAWAY GOLF COMPANY]


                                March 17, 1998


TO: CERTAIN PARTICIPANTS IN THE CALLAWAY GOLF COMPANY 401(k) PROFIT SHARING PLAN AND ODYSSEY GOLF 401(k) PLAN

     As a participant in the Callaway Golf Company 401(k) Profit Sharing Plan or the Odyssey Golf 401(k) Plan with funds invested in Callaway Golf Company Common Stock, you have certain rights to direct the voting of these shares at the upcoming Annual Meeting. Your voting rights are based upon the number of shares of Callaway Golf Company Common Stock allocated to your 401(k) account on February 24, 1998.

     To exercise your voting rights, please complete the enclosed light blue Voting Instruction Card. It directs the 401(k) Plan Trustee, Wells Fargo Bank, how to vote. YOU MUST RETURN THE VOTING INSTRUCTION CARD USING THE ENCLOSED RETURN ENVELOPE PRIOR TO THE ANNUAL MEETING, WHICH WILL BE HELD ON APRIL 23, 1998, IN ORDER TO EXERCISE YOUR VOTING RIGHTS UNDER THE 401(k) PLAN. THE TRUSTEE CANNOT GUARANTEE THAT VOTING INSTRUCTIONS RECEIVED AFTER APRIL 21, 1998 WILL BE COUNTED.

     For the reasons stated in the enclosed Proxy Statement for the Annual Meeting, your Board of Directors recommends a vote "FOR" all of the nominees for director and the other proposals set forth on the Voting Instruction Card.

     You may get more than one package of materials regarding the upcoming Annual Meeting. For example, if you are also a shareholder separate from the 401(k) plan, you will receive a different mailing containing a white Proxy Card. If you hold unexercised stock options or purchased stock within the last year through the Employee Stock Purchase Plan, you also will receive a separate mailing containing a green Voting Instruction Card for shares held by the Grantor Stock Trust. YOU MUST SEPARATELY VOTE THE SHARES HELD BY YOU AS A SHAREHOLDER OR AS AN ELIGIBLE VOTER UNDER THE GRANTOR STOCK TRUST BY USING THE PROXY CARD OR VOTING INSTRUCTION CARD YOU RECEIVE WITH THOSE PACKAGES. Please return any Voting Instruction Card and Proxy Card you might receive separately, in the separate return envelopes provided with each package.

     As noted above, you may be receiving more than one copy of the Annual Report and Proxy Statement. The law requires that we mail these informational materials with each voting card. We regret any inconvenience this may cause. If you wish, you can return any extra copies to the Company's Legal Department where they will be re-used or recycled.

     If you need further assistance, please contact Krista Mallory at (760) 931-1771. Thank you for your cooperation.

                                                    Sincerely,

                                                    /s/ DONALD H. DYE

                                                    Donald H. Dye
                                                    President and
                                                    Chief Executive Officer

                             CALLAWAY GOLF COMPANY

TO:  WELLS FARGO BANK,
     TRUSTEE OF THE CALLAWAY GOLF COMPANY 401(k)
     PROFIT SHARING PLAN

     With respect to the voting at the Annual Meeting of Shareholders of Callaway Golf Company to be held on April 23, 1998, or any adjournment or postponement thereof, the undersigned participant in the Callaway Golf Company 401(k) Profit Sharing Plan, as amended (the "401(k) Plan"), hereby directs Wells Fargo Bank, as Trustee of the 401(k) Plan, to vote all of the undersigned's votes to which the undersigned is entitled to direct under the 401(k) Plan, in accordance with the following instructions:

      THE VOTES TO WHICH THE UNDERSIGNED PLAN PARTICIPANT IS ENTITLED TO DIRECT UNDER THE 401(K) PLAN WILL BE VOTED ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF PROPOSALS 1,2 AND 3 IF NO INSTRUCTIONS ARE INDICATED.

                IMPORTANT:  SIGNATURE REQUIRED ON REVERSE SIDE

             (CONTINUED AND TO BE DATED AND SIGNED, ON OTHER SIDE)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

PLEASE MARK, DATE, SIGN AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE TRUSTEE CANNOT GUARANTEE THAT INSTRUCTIONS RECEIVED AFTER APRIL 21, 1998 WILL BE COUNTED.
                                                   Please mark your vote as
                                                   indicated in this example [X]

1.  ELECTION OF DIRECTORS
                                                   Nominees:  Ely Callaway, Donald H. Dye, William C. Baker, Vernon E. Jordan, Jr.,
    FOR all nominees listed to the right           Bruce Parker, Aulana L. Peters, Federick R. Port, Richard Rosenfield,
    (except as marked to the contrary)    [_]      William A. Schreyer, Elmer Ward and Charles J. Yash.

    WITHHOLD AUTHORITY (to vote for all            (INSTRUCTION:  To withhold authority to vote for any individual nominee,
    nominees listed at right)             [_]      write the nominee's name on the line provided below.)

                                                   --------------------------------------------------------------------------

2.  Proposal to approve an amendment to the        [_]        [_]         [_]
    Callaway Golf Company 1996 Stock Option
    Plan.

3.  Proposal to approve the adoption of the        [_]        [_]         [_]
    Callaway Golf Company 1998 Stock
    Incentive Plan.

4. In their discretion, Steven C. McCracken and David Rane, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Signature                                                     Date
          -------------------------------------------------        -----------
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held April 23, 1998 and the Proxy Statement furnished herewith. Please sign exactly as name appears hereon.
-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                             CALLAWAY GOLF COMPANY

TO:  WELLS FARGO BANK,
     TRUSTEE OF THE ODYSSEY GOLF 401(k) PLAN

     With respect to the voting at the Annual Meeting of Shareholders of Callaway Golf Company to be held on April 23, 1998, or any adjournment or postponement thereof, the undersigned participant in the Odyssey Golf 401(k) Plan (the "401(k) Plan"), hereby directs Wells Fargo Bank, as Trustee of the 401(k) Plan, to vote all of the undersigned's votes to which the undersigned is entitled to direct under the 401(k) Plan, in accordance with the following instructions:

      THE VOTES TO WHICH THE UNDERSIGNED PLAN PARTICIPANT IS ENTITLED TO DIRECT UNDER THE 401(K) PLAN WILL BE VOTED ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF PROPOSALS 1,2 AND 3 IF NO INSTRUCTIONS ARE INDICATED.

                IMPORTANT:  SIGNATURE REQUIRED ON REVERSE SIDE

             (CONTINUED AND TO BE DATED AND SIGNED, ON OTHER SIDE)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

PLEASE MARK, DATE, SIGN AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE TRUSTEE CANNOT GUARANTEE THAT INSTRUCTIONS RECEIVED AFTER APRIL 21, 1998 WILL BE COUNTED.
                                                   Please mark your vote as
                                                   indicated in this example [X]

1.  ELECTION OF DIRECTORS
                                                   Nominees:  Ely Callaway, Donald H. Dye, William C. Baker, Vernon E. Jordan, Jr.,
    FOR all nominees listed to the right           Bruce Parker, Aulana L. Peters, Federick R. Port, Richard Rosenfield,
    (except as marked to the contrary)    [_]      William A. Schreyer, Elmer Ward and Charles J. Yash.

    WITHHOLD AUTHORITY (to vote for all            (INSTRUCTION:  To withhold authority to vote for any individual nominee,
    nominees listed at right)             [_]      write the nominee's name on the line provided below.)

                                                   --------------------------------------------------------------------------

2.  Proposal to approve an amendment to the        [_]        [_]         [_]
    Callaway Golf Company 1996 Stock Option
    Plan.

3.  Proposal to approve the adoption of the        [_]        [_]         [_]
    Callaway Golf Company 1998 Stock
    Incentive Plan.

4. In their discretion, Steven C. McCracken and David Rane, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Signature                                                     Date
          -------------------------------------------------        -----------
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held April 23, 1998 and the Proxy Statement furnished herewith. Please sign exactly as name appears hereon.
-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                     [LETTERHEAD OF CALLAWAY GOLF COMPANY]



                                March 17, 1998



TO: PARTICIPANTS IN THE CALLAWAY GOLF COMPANY 1995 EMPLOYEE STOCK PURCHASE PLAN AND EMPLOYEE STOCK OPTION PLANS

     The Company has placed 5,300,000 shares of Common Stock into a Grantor Stock Trust, where it is being held to fund benefits under, among other things, the above stock plans. As a participant in one or more of the stock plans, you have certain rights to direct the voting of these shares at the upcoming Annual Meeting. Your voting rights are based upon the number of unexercised options you hold under the Stock Option Plans and/or shares you purchased during the last year under the Employee Stock Purchase Plan.

     To exercise your voting rights, please complete the enclosed green Voting Instruction Card. It directs the Trustee, Sanwa Bank of California, how to vote. YOU MUST RETURN THE VOTING CARD TO THE TRUSTEE USING THE ENCLOSED RETURN ENVELOPE PRIOR TO THE ANNUAL MEETING, WHICH WILL BE HELD ON APRIL 23, 1998, IN ORDER TO EXERCISE YOUR VOTING RIGHTS UNDER THE TRUST. THE TRUSTEE CANNOT GUARANTEE THAT VOTING INSTRUCTIONS RECEIVED AFTER APRIL 21, 1998 WILL BE COUNTED.

     For the reasons stated in the enclosed Proxy Statement for the Annual Meeting, your Board of Directors recommends a vote "FOR" all of the nominees for director and the other proposals set forth on the Voting Instruction Card.

     You may get more than one package of materials regarding the upcoming Annual Meeting. For example, if you are also a shareholder, separate from these stock plans, you will receive a different mailing containing a separate white Proxy Card. If a portion of the funds held in your 401(k) Plan account is invested in the Company's Common Stock, you also will receive a separate mailing containing a light blue Voting Instruction Card for these shares. YOU MUST SEPARATELY VOTE THE SHARES HELD BY YOU AS A SHAREHOLDER OR 401(k) PLAN PARTICIPANT BY USING THE PROXY CARD OR VOTING INSTRUCTION CARD YOU RECEIVE WITH THOSE PACKAGES. Please return any Voting Instruction Card and Proxy Card you might receive separately in the separate return envelopes provided with each package.

     As noted above, you may be receiving more than one copy of the Annual Report and Proxy Statement. The law requires that we mail these informational materials with each voting card. We regret any inconvenience this may cause. If you wish, you can return any extra copies to the Company's Legal Department where they will be re-used or recycled.

     If you need further assistance, please contact Krista Mallory at
(760) 931-1771.  Thank you for your cooperation.

                                                     Sincerely,

                                                     /s/ DONALD H. DYE

                                                     Donald H. Dye
                                                     President and Chief
                                                      Executive Officer

LOGO

                             CALLAWAY GOLF COMPANY
                    PLAN PARTICIPANT VOTING INSTRUCTION CARD

TO: SANWA BANK CALIFORNIA
    TRUSTEE OF THE CALLAWAY GOLF COMPANY GRANTOR STOCK TRUST

  With respect to the voting at the Annual Meeting of Shareholders of Callaway Golf Company to be held on April 23, 1998, or any adjournment or postponement thereof, the undersigned participant in the Callaway Golf Company Stock Option Plans and/or 1995 Employee Stock Purchase Plan hereby directs Sanwa Bank California, as Trustee of the Callaway Golf Company Grantor Stock Trust, to vote all of the undersigned's votes to which the undersigned is entitled to direct under the Trust in accordance with the following instructions:

THE VOTES TO WHICH THE UNDERSIGNED PLAN PARTICIPANT IS ENTITLED TO DIRECT UNDER THE TRUST WILL BE VOTED AS DIRECTED BELOW AND ON THE REVERSE SIDE HEREOF, AND WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 AND 3 IF NO INSTRUCTIONS ARE INDICATED.

1. ELECTION OF DIRECTORS

Nominees: Ely Callaway, Donald H. Dye, William C. Baker, Vernon E. Jordan, Jr.,
        Bruce Parker, Aulana L. Peters, Frederick R. Port, Richard Rosenfield,
                 William A. Schreyer, Elmer Ward and Charles J. Yash

      [_] FOR all nominees listed (except as marked to the contrary)
                                    [_] WITHHOLD AUTHORITY to vote for all
                                      nominees listed

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW).

--------------------------------------------------------------------------------

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

                                             (Continued and to be signed on
                                              other side)

                                                            PLEASE
                                                             MARK
                                                             YOUR
                                                             VOTES
                                                              AS
                                                             THIS
                                                            EXAMPLE

                                                                  [X]
2. Proposal to approve an amendment to the Callaway Golf Company 1996 Stock Option Plan.
           [_] FOR     [_] AGAINST     [_] ABSTAIN
3. Proposal to approve the adoption of the Callaway Golf Company 1998 Stock Incentive Plan.
           [_] FOR     [_] AGAINST     [_] ABSTAIN
4. In their discretion, Steven C. McCracken and David Rane, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
                                       The undersigned hereby acknowledges
                                       receipt of the Notice of Annual Meeting
                                       of Shareholders to be held April 23,
                                       1998 and the Proxy Statement furnished
                                       herewith.

                                       Signature _____________________________
                                              Please sign exactly as name
                                              appears hereon.

                                       Date _____________________________, 1998

                                       PLEASE MARK, DATE, SIGN AND RETURN THIS
                                       VOTING INSTRUCTION CARD PROMPTLY IN THE
                                       ENCLOSED RETURN ENVELOPE. THE TRUSTEE
                                       CANNOT GUARANTEE THAT INSTRUCTIONS
                                       RECEIVED AFTER APRIL 21, 1998 WILL BE
                                       COUNTED.